Exhibit 10.1

$800,000,000
AMENDED AND RESTATED LETTER OF CREDIT FACILITY AGREEMENT
dated as of
July 28, 2023
among
CAVELLO BAY REINSURANCE LIMITED,
as Borrower
ENSTAR GROUP LIMITED, KENMARE HOLDINGS LTD., ENSTAR (US ASIA-PAC) HOLDINGS LIMITED and ENSTAR HOLDINGS (US) LLC,
as Guarantors
The Lenders Party Hereto From Time to Time,
NATIONAL AUSTRALIA BANK LIMITED,
as Administrative Agent
and
NATIONAL AUSTRALIA BANK LIMITED,
as Several L/C Issuing Bank
__________
NATIONAL AUSTRALIA BANK LIMITED and THE BANK OF NOVA SCOTIA,
as Joint Bookrunners and Joint Lead Arrangers
__________
NATIONAL AUSTRALIA BANK LIMITED and THE BANK OF NOVA SCOTIA,
as Syndication Agents
__________
NATIONAL AUSTRALIA BANK LIMITED,
as Documentation Agent

TABLE OF CONTENTS

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ii

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SCHEDULES
SCHEDULE 2.01    -     Commitments and Lenders; Eligible Affiliates
SCHEDULE 2.01(p)    -    Existing Letters of Credit
SCHEDULE 2.16    -    Eligible Confirming Banks
SCHEDULE 6.01    -    Indebtedness
SCHEDULE 6.02    -    Liens
SCHEDULE 6.07    -    Investments

EXHIBITS
EXHIBIT A        -     Form of Assignment and Assumption
EXHIBIT B        -     [Reserved]
EXHIBIT C-1        -     Form of Toggle Letter of Credit
EXHIBIT C-2        -     Form of Letter of Credit
EXHIBIT D        -     Form of Confirming Bank Agreement
EXHIBIT E        -     Form of Letter of Credit Request

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AMENDED AND RESTATED LETTER OF CREDIT FACILITY AGREEMENT dated as of July 28, 2023 (this “Agreement”) among CAVELLO BAY REINSURANCE LIMITED, as Borrower, ENSTAR GROUP LIMITED, KENMARE HOLDINGS LTD., ENSTAR (US ASIA-PAC) HOLDINGS LIMITED and ENSTAR HOLDINGS (US) LLC, as Guarantors, the LENDERS party hereto from time to time, and NATIONAL AUSTRALIA BANK LIMITED, as Several L/C Issuing Bank and Administrative Agent.
The Borrower, the Parent, the Administrative Agent and the Lenders are parties to that certain letter of credit facility agreement, dated as of August 5, 2019, as amended from time to time prior to the date hereof (as amended to date, the “Existing L/C Facility Agreement”).
In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree that the Existing L/C Facility Agreement shall be, and it is hereby, amended and restated in its entirety by this Agreement. This Agreement shall not constitute a novation of the Existing L/C Facility Agreement or the obligations created thereunder.
The Borrower has requested that the Finance Parties (as defined below) extend standby letters of credit to the Borrower from time to time, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50%, (c)  Daily Simple SOFR in effect on such day plus 1.00% and (d) 0.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Daily Simple SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Daily Simple SOFR, respectively.
“Acquisition SPV” means a direct or indirect Subsidiary of the Parent other than a Credit Party, established or maintained for the purpose of making Investments that are not prohibited hereunder provided it has no other Indebtedness other than Acquisition SPV Indebtedness or Indebtedness owed to a member of the Group.
“Acquisition SPV Indebtedness” means Indebtedness incurred by an Acquisition SPV where the provider of the Indebtedness has no recourse against any member of the Group, other than to that Acquisition SPV and its respective assets.
“Administrative Agent” means National Australia Bank Limited, in its capacity as administrative agent under any of the Credit Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in SECTION 10.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower, the Several L/C Issuing Bank and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by or otherwise acceptable to the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control

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with the Person specified, in each case regardless of whether such other Person is existing as of the date hereof.
“Agent Parties” has the meaning specified in SECTION 10.01(d)(ii).
“Agents” means, collectively, the Administrative Agent, the Several L/C Issuing Bank, the Syndication Agents and the Documentation Agent.
“Aggregate Payments” has the meaning specified in SECTION 9.02.
“Agreement” has the meaning specified in the introductory paragraph hereof.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Percentage” means the Tranche A Applicable Percentage or the Tranche B Applicable Percentage, as applicable.
“Applicable Rate” means 1.00% per annum.
“Approved Fund” means any Fund that is administered, managed or advised by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, manages or advises a Lender.
“Arrangers” means, collectively, National Australia Bank Limited and The Bank of Nova Scotia in their capacities as joint lead arrangers and joint bookrunners.
“Arrangers’ Fee Letters” means the fee letters dated July 6, 2023 between the Parent and each Arranger.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by SECTION 10.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, as of any date of determination, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means (a) the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2022 and the related consolidated statements of income or operations, Shareholders' Equity and cash flows for such fiscal year of the Parent and its Subsidiaries and (b) upon delivery of such later financial statements, thereafter the financial statements most recently delivered pursuant to SECTION 5.01(a).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” (or any similar or analogous definition) pursuant to SECTION 2.10(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time

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which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Basel III” means:
(a)    the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(b)    the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(c)    any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
“Benchmark” means, initially, Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the then current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such then-current Benchmark for syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment. If a Benchmark Replacement would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or,

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if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with SECTION 2.10(a) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with SECTION 2.10.

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Beneficiary” means each Finance Party.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Borrower” means Cavello Bay Reinsurance Limited, an exempted company limited by shares and incorporated in Bermuda.
“Bribery Act” has the meaning specified in SECTION 3.18(b).
“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of New York, New York, London, England or Hamilton, Bermuda or is a day on which banking institutions in any such place are authorized or required by Law to close.
“Capitalized Lease” means each lease that has been or is required to be, in accordance with GAAP, recorded as a financing lease.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Finance Parties, as collateral for L/C Obligations or obligations of Lenders in respect of L/C Obligations, cash or deposit account balances or, if each of the Administrative Agent, the Several L/C Issuing Bank and each Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to each of the Administrative Agent, the Several L/C Issuing Bank and each Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from a Credit Rating Agency;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two Credit Rating Agencies and (iii) have portfolio assets of at least $5,000,000,000.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, European Union or foreign regulatory authorities, in each case pursuant to Basel III or CRD IV, and in each case except to the extent attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III or CRD IV), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Closing Date” means the first date all the conditions precedent in SECTION 4.01 are satisfied or waived in accordance with SECTION 10.02.
“Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated and any rulings issued thereunder.
“Collateral Account” has the meaning specified in SECTION 2.01(m).
“Commitment” means the Tranche A Commitments or the Tranche B Commitments, as applicable.
“Commitment Extension Notice” has the meaning specified in SECTION 2.13(b).
“Commitment Termination Date” means the date that is one year after the date of this Agreement (the “Initial Commitment Termination Date”), subject to extension in accordance with SECTION 2.13.
“Communications” has the meaning specified in SECTION 10.01(d)(ii).
“Commutation Agreement” means any agreement, contract, undertaking, commitment, instrument or other arrangement, including an Insurance Agreement, whether or not contained in a written contract, pursuant to which an Insurance Agreement is commuted, recaptured or otherwise terminated.
“Confirming Bank” means, with respect to any Lender, any other bank that has agreed, by delivery of a confirming bank agreement in substantially the form of Exhibit D (a “Confirming Bank Agreement”), or such other form as may be agreed to by the relevant Lender, the Several L/C Issuing

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Bank and the Borrower, that such other bank will itself honor the obligations of such Lender in respect of a draft complying with the terms of a Letter of Credit as if, and to the extent, such other bank were the Lender acting as a “Letter of Credit Bank” named in such Letter of Credit; provided that any Confirming Bank must be an Eligible Confirming Bank.
“Confirming Bank Agreement” has the meaning set forth in the definition of “Confirming Bank.”
“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Financial Indebtedness” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any Indebtedness of members of the Group, excluding (i) any such obligations to any other member of the Group; (ii) Indebtedness incurred pursuant to any letter of credit or its equivalent in the ordinary course of business, but only in each case to the extent such letter of credit or equivalent is undrawn; (iii) Contingent Capital Instruments to the extent that such instruments would not in aggregate exceed 10% of Total Capital; (iv) Hybrid Capital to the extent that such Hybrid Capital (A) does not in aggregate exceed 15% of Total Capital and (B) does not mature or is not mandatorily redeemable or subject to any mandatory repurchase requirement at any time on or prior to the date which is six months after the Final Termination Date; and (v) Indebtedness in connection with undrawn amounts under any deposit facilities in the ordinary course of business of the Group.
“Consolidated Net Worth” means, as of any date of determination, the aggregate of the Shareholders' Equity of the Parent, excluding (a) any accumulated other comprehensive income or loss attributable to unrealized gains or losses on available-for-sale investments shown on the statement of Shareholders’ Equity of Parent as of the end of the most recent fiscal period and (b) the aggregate amount (without duplication) of total net unrealized gains or losses on investments for each fiscal period beginning after December 31, 2021.
“Contingent Capital Instruments” means unconditional, committed capital instruments which are callable on demand, but excluding Hybrid Capital.
“Contributing Guarantors” has the meaning specified in SECTION 9.02.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.
“Controlled Investment Entity” means each Investment Entity that is Controlled by the Parent or any of its Subsidiaries, from time to time.

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“Corresponding Tenor” means with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“CRD” has the meaning specified in the definition of “EU CRD IV”.
“CRD IV” means EU CRD IV and UK CRD IV.
“Credit Documents” means, collectively, this Agreement, the L/C Documents, the Fee Letters, any agreement creating or perfecting rights in the Cash Collateral pursuant to the provisions of SECTION 2.01(m) and any other documents entered into in connection herewith.
“Credit Parties” means, collectively, the Borrower and the Guarantors.
“Credit Rating” means a rating as determined by a Credit Rating Agency of the Parent’s non-credit-enhanced, senior unsecured long-term indebtedness.
“Credit Rating Agency” means Fitch, Moody's, S&P or any other internationally recognized credit rating agency that evaluates the financial condition of issuers of debt instruments and then assigns a rating that reflects its assessment of the issuer’s ability to make debt payments.
“CRR” has the meaning specified in the definition of “EU CRD IV”.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (i) SOFR for the day (such day “i”) that is five (5) U.S. Government Securities Business Days prior to (x) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (y) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days, and (ii) the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws in the United States or any other applicable jurisdiction from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means a rate (before as well as after judgment) equal to (a) with respect to an overdue reimbursement of L/C Distributions, the Reimbursement Interest Rate plus 2.00% per annum, and (b) with respect to any other overdue amount, ABR plus 2.00% per annum.
“Defaulting Lender” means, subject to SECTION 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its obligations in respect of Letters of Credit within two (2) Business Days of the date when due unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent or the Several L/C Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund all or any portion of its obligations in respect of Letters of Credit hereunder and states that such position is based on such

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Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Several L/C Issuing Bank or the Borrower, to confirm in writing to the Administrative Agent, the Several L/C Issuing Bank and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Several L/C Issuing Bank and the Borrower), (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or other applicable governmental regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action, or (e) ceases to be a NAIC Qualified Lender with respect to any Letter of Credit issued to a beneficiary domiciled in Delaware (or any other US State which has adopted the NAIC model laws and rules); provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to SECTION 2.15(b)) upon delivery of written notice of such determination to the Parent and each Lender.
“Disposition”, “Dispose” or “Disposed” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of all Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for mandatory scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one days after the Final Termination Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of a Credit Party or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the such Credit Party or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Lender” means a Lender in respect of which (a) the circumstances set forth in SECTION 2.11 apply to such Lender, or (b) any beneficiary of any Letter of Credit provides written confirmation to the Several L/C Issuing Bank that, under applicable regulations, such beneficiary is no longer permitted to accept letters of credit from such Lender; provided that, with respect to clause (b), if such Lender enters into a Confirming Bank Agreement with a bank, or subsequently acts through an Affiliate or Branch of such Lender for which the notice referred to in clause (b) does not apply, such Lender shall not be a Disqualified Lender.
“Disqualified Tranche B Lender” has the meaning specified in SECTION 2.01(s).
“Documentation Agent” means National Australia Bank Limited.
“Dollar” and “$” mean lawful money of the United States.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Affiliate” means each Affiliate of the Borrower which is listed in Schedule 2.01 hereto and any other Affiliate of the Borrower approved by the Lenders.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under SECTION 10.04(b)(iii), (iv) (vi) and (vii) (subject to such consents, if any, as may be required under SECTION 10.04(b)(iii)).
“Eligible Confirming Bank” means (x) if an Event of Default has occurred, any bank listed on the NAIC Qualified Institution List, and (y) otherwise, a Person which is listed in Schedule 2.16 hereto and any other bank approved by the Parent; provided, in each case, that any Eligible Confirming Bank that fails to be listed on the NAIC Qualified Institution List shall automatically cease to be an Eligible Confirming Bank for so long as such Person is not listed on the NAIC Qualified Institution List.
“Engagement Letter” means the engagement letter, dated as of July 6, 2023 between the Parent and the Arrangers.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.
“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).

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“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by the Parent or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by the Parent or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a “substantial cessation of operations” with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA (for which the exemption set forth in Section 4062(e)(3) of ERISA is not available); (d) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate; (j) the engagement by the Parent or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon the Parent or any ERISA Affiliate pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
“Erroneous Payment” has the meaning specified in SECTION 8.10(a).
“Erroneous Payment Subrogation Rights” has the meaning specified in SECTION 8.10(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU CRD IV” means:
(a)    Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012 (“CRR”); and
(b)    Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC (“CRD”).
“Event of Default” has the meaning specified in Article VII.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable funding office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes and (b) any withholding Taxes imposed under FATCA.
“Existing Commitment Termination Date” has the meaning specified in SECTION 2.13(b).
“Existing L/C Facility Agreement” has the meaning specified in the introductory paragraph hereof.
“Existing Letters of Credit” has the meaning specified in SECTION 2.01(p).
“Extending Lender” means, in respect of each request by the Borrower to extend the relevant Commitment Termination Date pursuant to SECTION 2.13(a), each Lender that (i) delivers a Commitment Extension Notice pursuant to SECTION 2.13(b) in respect thereof, or (ii) replaces a Non-

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Extending Lender pursuant to the terms hereof and agrees to so extend their Commitments and deliver a Commitment Extension Notice pursuant to SECTION 2.13(b).
“Extension Fee” has the meaning specified in SECTION 2.03(d).
“Fair Share” has the meaning specified in SECTION 9.02.
“Fair Share Contribution Amount” has the meaning specified in SECTION 9.02.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCA” means the United Kingdom Financial Conduct Authority and any predecessor or successor body or bodies.
“FCPA” has the meaning specified in SECTION 3.18(b).
“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Fee Letters” means the Arrangers' Fee Letters and the Upfront Fee Letter.
“Final Termination Date” means the date that is six years after the date of this Agreement or, if such date is not a Business Day, the immediately preceding Business Day.
“Finance Parties” means the Several L/C Issuing Bank, the Administrative Agent and each Lender.
“Finance Subsidiary” means a Wholly-Owned Subsidiary the primary activity of which is to obtain financing or provide financing for the operations of the Parent or its Subsidiaries.
“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Fitch” means Fitch Ratings Inc.
“Floor” means 0.00%.
“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).
“Fronting Arrangement” means an agreement or other arrangement by Parent or a member of the Group pursuant to which an insurer, reinsurer or other entity agrees to issue insurance or reinsurance policies at the request or on behalf of Parent or such member of the Group who then assumes the obligations in respect thereof pursuant to a Reinsurance Agreement or otherwise.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“Funding Guarantor” has the meaning specified in SECTION 9.02.

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“GAAP” means, subject to SECTION 1.03, generally accepted accounting principles in the United States, or as appropriate locally, as in effect as of the date of determination thereof.
“Governmental Authority” means the government of the United States, Bermuda, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group” means the Parent and each of its Subsidiaries from time to time.
“Group Enhanced Capital Requirement” means the enhanced capital requirement applicable to the Group pursuant to the Insurance (Group Supervision) Rules 2011 of Bermuda, as implemented and applied in Bermuda, and taking into account of any transitional measures and any capital add on permitted or applied by the Bermuda Monetary Authority.
“Group Enhanced Capital Resources” means the eligible capital of the Group which are, pursuant to the Insurance Act 1978 of Bermuda, as amended (including any rules and regulations promulgated thereunder), eligible to satisfy the Group Enhanced Capital Requirement.
“Group Structure Chart” means the most recent group structure chart of the Group delivered to the Administrative Agent by the Parent on or prior to the date of this Agreement.
“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) obligations of any Person under Policies, Insurance Agreements, Reinsurance Agreements, Fronting Arrangements, Retrocession Agreements, Commutation Agreements or Novation Agreements. The amount of any Guarantee made by any guarantor shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (B) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Credit Parties in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning specified in SECTION 9.01.
“Guarantor” means each of the Parent, Holdings, Holdings Asia and Holdings US.
“Guaranty” means the guaranty of the Guarantors set forth in Article IX.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.
“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

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“Holdings” means Kenmare Holdings Ltd., an exempted company limited by shares and incorporated in Bermuda.
“Holdings Asia” means Enstar (US Asia-Pac) Holdings Limited, a limited liability company incorporated in England and Wales.
“Holdings US” means Enstar Holdings (US) LLC, a limited liability company organized under the laws of the State of Delaware.
“Hybrid Capital” means any security that constitutes Indebtedness and that affords equity benefit to the issuer thereof (under the procedures and guidelines of S&P at the time of issuance of such security) by having ongoing payment requirements that are more flexible than interest payments associated with conventional indebtedness for borrowed money and by being contractually subordinated to such indebtedness.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    any amount raised by acceptance under any acceptance credit facility or dematerialized equivalent;
(c)    receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(d)    net obligations of such Person under any Swap Contract;
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    any counter-indemnity or reimbursement obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution except in respect of an underlying liability of an entity which is a member of the Group;
(g)    any amount of any liability under an advance or deferred purchase agreement if (1) one of the primary reasons behind entering into the agreement is to raise capital or (2) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply (excluding any trade accounts payable in the ordinary course of business);
(h)    any amount raised under any other transaction having the commercial effect of a borrowing;
(i)    all Attributable Indebtedness;
(j)    all obligations of such Person in respect of Disqualified Equity Interests, with the amount of Indebtedness represented by such Disqualified Equity Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interest as if such Disqualified Equity Interest were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interest, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Equity Interest); and

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(k)    the amount of any liability in respect of any Guarantees for any items referred to at (a) to (j) above.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other entity that provides for the limited liability of its owners) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding the foregoing, Indebtedness shall not include (A) trade payables (including payables under Insurance Agreements and reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business, or (B) obligations of any Person under Policies, Reinsurance Agreements, Retrocession Agreements, Novation Agreements, Commutation Agreements or Fronting Arrangements (including Guarantees of any such obligations) which are entered into in the ordinary course of business.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in SECTION 10.03(b).
“Information” has the meaning specified in SECTION 10.12.
“Initial Commitment Termination Date” has the meaning specified in the definition of “Commitment Termination Date”.
“Insurance Agreement” means any agreement, contract, undertaking, commitment, instrument, treaty, facultative certificate, cover note, final wording, policy, certificate, endorsement, amendment or other arrangement, whether or not contained in a written contract, pursuant to which an insurer, reinsurer or other entity accepts or transfers insurance or similar risks.
“Insurance Subsidiary” means a member of the Group which is licensed by any Governmental Authority to engage in the insurance or reinsurance business.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (k) of the definition of “Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.
“Investment Entity” means any Investment Fund, Investment Fund GP, or Investment Fund Manager.
“Investment Fund” means any investment fund or other pooled investment vehicle, to the extent it would qualify as a Subsidiary under this Agreement (for purposes of this definition only, without giving effect to the last sentence of the definition of “Subsidiary”), in which any Borrower and any of its Subsidiaries, collectively, are the only or majority investors; provided that no Credit Party or Insurance Subsidiary shall be an Investment Fund.

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“Investment Fund GP” means any limited liability entity that is a general partner of any Investment Fund whose assets are limited to interests in an Investment Fund or Investment Funds and other amounts received and receivable in respect of Contractual Obligations with an Investment Fund or Investment Funds.
“Investment Fund Manager” means any Person that provides fund management services to an Investment Fund; provided that if such Person is Controlled by the Parent or any of its Subsidiaries, such Person’s activities and assets shall be limited to providing such fund management services.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Credit Extension” means, the issuance of a Letter of Credit, the issuance of an amendment to any Letter of Credit which increases the stated amount thereof or the extension of any expiry date of any Letter of Credit.
“L/C Disbursement” means a payment made by the Several L/C Issuing Bank pursuant to a Letter of Credit.
“L/C Documents” means, as to any Letter of Credit, each application therefor and any other document, agreement and instrument entered into by the Borrower or a Subsidiary with or in favor of the Several L/C Issuing Bank and relating to such Letter of Credit.
“L/C Fee” has the meaning specified in SECTION 2.03(b).
“L/C Obligations” means the Tranche A L/C Obligations or the Tranche B L/C Obligations, as applicable.
“Lenders” means (i) the Persons listed on Schedule 2.01 and (ii) thereafter any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. The term “Lender” shall include the Tranche A Lenders or the Tranche B Lenders, as applicable.
“Letter of Credit” means any standby letter of credit issued hereunder (i) substantially in the form of Exhibit C-1 in the case of the Toggle Beneficiary (or in the form of any Existing Letter of Credit issued to the Toggle Beneficiary), (ii) substantially in the form of Exhibit C-2 in the case of any other beneficiary domiciled in Bermuda or Delaware (or any other US State which has adopted the NAIC model laws and rules) (or in the form of any Existing Letter of Credit issued to any beneficiary other than the Toggle Beneficiary) or (iii) in such other form as the Several L/C Issuing Bank and the Administrative Agent may otherwise agree.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Lloyd’s” means the society incorporated by the Lloyd’s Act 1871 by the name of Lloyd’s.
“Lloyd's Applicant” means SGL No.1 Limited, a company incorporated in England and Wales with company number 06454514.
“Lloyd's Designation Notice” has the meaning specified in SECTION 2.01(s).

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“Lloyd's Entity” means any member, members’ agent, syndicate or managing agent for any underwriting year of account at Lloyd’s or any other Person seeking capital, regulatory or collateral credit at Lloyd’s for a letter of credit.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business or financial condition of the Parent and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of a Credit Party to perform its payment obligations under the Credit Documents, or (ii) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Credit Documents.
“Material Subsidiary” means a Subsidiary of the Parent that after the elimination of intercompany accounts, has total assets in excess of 10% of the consolidated total assets of the Parent and its Subsidiaries based upon and as of the date of delivery of the most recent consolidated financial statements of the Parent and its Subsidiaries furnished pursuant to SECTION 5.01, as applicable.
“Maximum Rate” has the meaning specified in SECTION 10.14.
“Moody's” means Moody's Investors Service Limited.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Credit Party or any ERISA Affiliate either currently or during the preceding five plan years, has made or been obligated to make contributions, or has any liability.
“Multiple Employer Plan” means a Plan with respect to which a Credit Party or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“NAIC” means the National Association of Insurance Commissioners and any successor thereto.
“NAIC Qualified Institution List” has the meaning set forth in the definition of “NAIC-Qualified Lender.”
“NAIC-Qualified Lender” means, at any time, (a) any Lender listed on the “NAIC List of Qualified U.S. Financial Institutions” maintained by the NAIC (the “NAIC Qualified Institution List”) or any branch or related entity of such Lender at such time and acting through the legal entity so listed or (b) any Lender as to which its Confirming Bank is a financial institution listed on the NAIC Qualified Institution List at such time
“Net Worth” means, in relation to any member of the Group, at any time, the aggregate of the shareholders’ equity determined in accordance with GAAP of such Group member at such time.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of SECTION 10.02 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” means, in respect of any request from the Borrower for an extension of a Commitment Termination Date, where the Required Lenders have delivered Commitment Extension Notices in respect of such request, any Lender that does not deliver a Commitment Extension Notice.
“Non-Extension Notice Date” has the meaning specified in SECTION 2.01(b).
“Novation Agreement” means any agreement, contract, undertaking, commitment, instrument or other arrangement, including an Insurance Agreement, whether or not contained in a written

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contract, pursuant to which an insurer, reinsurer or other entity assumes the exposure of, and substitutes for, an insurer, reinsurer or other entity under an Insurance Agreement.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, a Credit Party arising under any Credit Document or otherwise with respect to any Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against a Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay Reimbursement Obligations, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by a Credit Party under any Credit Document and (b) the obligation of a Credit Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of such Credit Party.
“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Letter of Credit or Credit Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, value added or goods and services or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to SECTION 2.12(b)).
“Parent” means Enstar Group Limited, an exempted company limited by shares and incorporated in Bermuda.
“Participant” has the meaning specified in SECTION 10.04(d).
“Participant Register” has the meaning specified in SECTION 10.04(d).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment in Full” or “Pay in Full” or “Paid in Full” means the payment in full in cash of all Obligations (or Guaranteed Obligations, as applicable) and all Letters of Credit have been cancelled (without pending drawings) (other than (i) indemnities and other contingent obligations not yet due and payable under any Credit Documents, and (ii) undrawn Letters of Credit that have been Cash Collateralized pursuant to the terms hereof in an amount equal to 103% of the aggregate stated amount of such Letters of Credit) and termination or expiration of all Commitments.
“Payment Recipient” has the meaning specified in SECTION 8.10(a).
“PBGC” means the Pension Benefit Guaranty Corporation.

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“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by a Credit Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Tranche Variance Threshold” means, at any time, an amount equal to ten percent of the aggregate Tranche A Commitments and Tranche B Commitments of all Lenders at such time.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of a Credit Party or any ERISA Affiliate, or any such plan to which a Credit Party or any ERISA Affiliate is required to contribute on behalf of any of its employees or with respect to which a Credit Party has any liability.
“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.
“Policies” means all insurance and annuity policies and contracts, guaranteed interest contracts, guaranteed investment contracts, and funding agreements, and similar undertakings or arrangements (including riders to any such policies or contracts, certificates issued with respect to life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by an insurer, reinsurer or other entity and any coinsurance agreements entered into or to be entered into by an insurer, reinsurer or other entity.
“PRA” means the United Kingdom Prudential Regulation Authority and any predecessor or successor body or bodies.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Private Act” means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to any Credit Party (not being legislation of general public application), in whole or in part.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in SECTION 10.01(e).
“Quarter Date” means each of March 31, June 30, September 30 and December 31.
“Recipient” means the Administrative Agent or any Lender, as applicable.

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“Register” has the meaning specified in SECTION 10.04(c).
“Regulation” has the meaning specified in SECTION 3.17.
“Regulation D” means Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Reimbursement Interest Rate” means a rate per annum equal to Daily Simple SOFR plus 2.00%.
“Reimbursement Obligation” means, in respect of any L/C Disbursement, an amount equal to such L/C Disbursement.
“Reinsurance Agreement” means any agreement, contract, treaty, certificate or other arrangement whereby any insurer, reinsurer or other entity agrees to transfer, cede or retrocede to another insurer, reinsurer or other entity all or part of the liability assumed or assets held by such transferring, ceding or retroceding insurer, reinsurer or other entity under a policy or policies of insurance issued by such transferring ceding or retroceding insurer, reinsurer or other entity.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys-in-fact and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Removal Effective Date” has the meaning specified in SECTION 8.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided that (a) with respect to any matter solely affecting the Tranche A Lenders, the Required Lenders shall mean Tranche A Lenders having Tranche A Total Credit Exposures representing more than 50% of the Tranche A Total Credit Exposures of all Tranche A Lenders, and (b) with respect to any matter solely affecting the Tranche B Lenders, the Required Lenders shall mean Tranche B Lenders having Tranche B Total Credit Exposures representing more than 50% of the Tranche B Total Credit Exposures of all Tranche B Lenders.
“Resignation Effective Date” has the meaning specified in SECTION 8.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) for all purposes, the chief executive officer, president, executive officer or a Financial Officer or, in the case of a Credit Party incorporated in England and Wales or Bermuda, a director of a Credit Party, (b) in addition, but solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions pursuant to SECTION 4.01, any secretary or assistant secretary or, in the case of a Credit Party incorporated in England and Wales or Bermuda, a director of a Credit Party and (c) in addition, but solely for purposes of requests for L/C Credit Extensions and notices for Commitment terminations or reductions given pursuant to Article II,

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any other officer or employee of a Credit Party so designated from time to time by one of the officers described in clause (a) in a notice to the Administrative Agent (together with evidence of the authority and capacity of each such Person to so act in form and substance satisfactory to the Administrative Agent). Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s shareholders, partners or members (or the equivalent Persons thereof).
“Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers, reinsurers or other entities, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.
“Revolving Credit Facility” means that certain credit facility in an amount not to exceed $1,000,000,000 established pursuant to the Revolving Credit Facility Documents, and any refinancing or replacement thereof that does not increase the principal amount thereof above $1,000,000,000.
“Revolving Credit Facility Credit Agreement” means that certain Amended and Restated Revolving Credit Agreement, dated as of May 30, 2023, among Borrower, Parent, Holdings, Holdings Asia and Holdings US, the lenders party thereto, National Australia Bank Limited, and the other parties party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Revolving Credit Facility Documents” means the Revolving Credit Facility Credit Agreement and any other documents entered into in connection therewith, including any promissory notes and fee letters.
“S&P” means Standard & Poor's Financial Services LLC.
“Sanctions” has the meaning specified in SECTION 3.18(a).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Several L/C Issuing Bank” means National Australia Bank Limited, in its capacity as Administrative Agent issuing Letters of Credit hereunder for and on behalf of the Lenders, and as an attorney-in-fact for such Lenders; provided that National Australia Bank Limited may elect to perform any of its obligations hereunder as Several L/C Issuing Bank under this Agreement or the other Credit Documents (including issuing Letters of Credit) by acting through one or more of its Affiliates or branches, including National Australia Bank Limited, New York Branch and National Australia Bank Limited, London Branch, so long as such Affiliate or branch that issues Letters of Credit hereunder is, in respect of any Letter of Credit issued to a beneficiary (i) domiciled in Delaware (or any other US State which has adopted the NAIC model laws and rules), an NAIC Qualified Lender, and (ii) in respect of any beneficiary domiciled outside of Delaware (or any other US State which has adopted the NAIC model laws and rules), any entity from which National Australia Bank Limited believes it is capable of issuing letters of credit into such jurisdiction, and, in each case, which complies with the related requirements applicable to the Several L/C Issuing Bank issuing Letters of Credit hereunder; provided further that any exercise of such option shall not affect the obligations of the Credit Parties to repay such obligation (including in respect of Letters of Credit) in accordance with the terms of this Agreement. For the avoidance of doubt, the Several L/C Issuing Bank is not acting as a fronting bank in respect of the Letter of Credit.
“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent as of such date determined in accordance with GAAP.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

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“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator's Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR.”
“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) without prejudice to paragraphs (a) to (d) above and in relation to a Person incorporated in England and Wales, such Person is not unable to or has not admitted in writing inability to pay its debts as they fall due. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Subsidiary” of a Person means, subject to the last sentence of this definition, a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, subject to the last sentence of this definition, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Credit Party. For all purposes of this Agreement and the other Credit Documents, the term “Subsidiary” or “Subsidiaries” shall not include any Investment Fund, Investment Fund Manager or Investment Fund GP.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, as to any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Syndicate Arrangement” means any arrangement (whether pursuant to guarantees, letters of credit or otherwise) entered into by a managing agent at Lloyd’s on behalf of the Lloyd’s Applicant together with the other members of a syndicate with respect to financing or reinsurance for the purposes of or in connection with the underwriting business carried on by all such members of that syndicate.

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“Syndication Agent” means each of National Australia Bank Limited and The Bank of Nova Scotia.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Toggle Beneficiary” means any beneficiary domiciled in Bermuda or Delaware (or any other US State which has adopted the NAIC model laws and rules) and identified as the Toggle Beneficiary by the Borrower to the Administrative Agent and Several L/C Issuing Bank in writing and from which the Borrower has obtained acknowledgement that such beneficiary will accept Toggle Letters of Credit, provided that there shall be only one Toggle Beneficiary at any one time.
“Toggle Letter of Credit” means each Letter of Credit defined in clause (i) of the definition of Letter of Credit, and “Toggle Letters of Credit” means all such Letters of Credit. For the avoidance of doubt, there shall be no more than two Toggle Letters of Credit outstanding at any one time.
“Total Capital” means, in respect of any date, the sum of (a) the Consolidated Financial Indebtedness on such date (excluding, to the extent otherwise included, all Hybrid Capital), (b) the Consolidated Net Worth on such date and (c) the aggregate principal amount of all Hybrid Capital on such date.
“Total Credit Exposure” means the Tranche A Total Credit Exposure or the Tranche B Credit Exposure, as applicable.
“Tranche” means the Tranche A Facility or the Tranche B Facility.
“Tranche A Applicable Percentage” means, with respect to any Tranche A Lender, the percentage of the total Tranche A Commitments represented by such Tranche A Lender’s Commitment. If the Tranche A Commitments have terminated or expired, the Tranche A Applicable Percentages shall be determined based upon the Tranche A Commitments most recently in effect, giving effect to any assignments.
“Tranche A Commitment” means with respect to each Tranche A Lender on any date, the commitment of such Tranche A Lender to issue Tranche A Letters of Credit hereunder as set forth in SECTION 2.01(a)(i), as such commitment may be reduced or increased from time to time pursuant to SECTION 10.04 or reduced from time to time pursuant to SECTION 2.02. The Tranche A Commitments as of the Closing Date are listed in Schedule 2.01.
“Tranche A Facility” means the Tranche A Commitments and all Tranche A Letters of Credit thereunder.
“Tranche A L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Tranche A Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Tranche A Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all L/C Disbursements with respect to Tranche A Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Tranche A L/C Obligations of any Lender at any time shall be its Tranche A Applicable Percentage of the total Tranche A L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Tranche A Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or similar terms of the Tranche A Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Tranche A Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Several L/C Issuing Bank and the Lenders shall have no further

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obligations to make any payments or disbursements under any circumstances with respect to any Tranche A Letter of Credit.
“Tranche A Lender” means each Lender with a Tranche A Commitment.
“Tranche A Letters of Credit” is defined in SECTION 2.01(a)(i).
“Tranche A Required Lenders” means, at any time, Tranche A Lenders having Tranche A Total Credit Exposures representing more than 50% of the Tranche A Total Credit Exposures of all Tranche A Lenders.
“Tranche A Total Credit Exposure” means, as to any Tranche A Lender at any time, the unused Tranche A Commitment and the Tranche A L/C Obligations of such Tranche A Lender at such time.
“Tranche B Applicable Percentage” means, with respect to any Tranche B Lender, the percentage of the total Tranche B Commitments represented by such Tranche B Lender’s Commitment. If the Tranche B Commitments have terminated or expired, the Tranche B Applicable Percentages shall be determined based upon the Tranche B Commitments most recently in effect, giving effect to any assignments.
“Tranche B Commitment” means with respect to each Tranche B Lender on any date, the commitment of such Tranche B Lender to issue Tranche B Letters of Credit hereunder as set forth in SECTION 2.01(a)(ii), as such commitment may be reduced or increased from time to time pursuant to SECTION 10.04 or reduced from time to time pursuant to SECTION 2.02. The Tranche B Commitments as of the Closing Date are listed in Schedule 2.01SECTION 2.01.
“Tranche B Election” has the meaning specified in SECTION 2.01(s).
“Tranche B Facility” means the Tranche B Commitments and all Tranche B Letters of Credit thereunder.
“Tranche B L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Tranche B Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Tranche B Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all L/C Disbursements with respect to Tranche B Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Tranche B L/C Obligations of any Lender at any time shall be its Tranche B Applicable Percentage of the total Tranche B L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Tranche B Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or similar terms of the Tranche B Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Tranche B Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Several L/C Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Tranche B Letter of Credit.
“Tranche B Lender” means each Lender with a Tranche B Commitment.
“Tranche B Letters of Credit” is defined in SECTION 2.01(a)(ii).
“Tranche B Required Lenders” means, at any time, Tranche B Lenders having Tranche B Total Credit Exposures representing more than 50% of the Tranche B Total Credit Exposures of all Tranche B Lenders.
“Tranche B Total Credit Exposure” means, as to any Tranche B Lender at any time, the unused Tranche B Commitment and the Tranche B L/C Obligations of such Tranche B Lender at such time.

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“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK CRD IV” means:
(a)    CRR as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”);
(b)    the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020 (“WAA”)) implemented CRD and its implementing measures;
(c)     direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the WAA) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act; and
(d)     any law or regulation of the United Kingdom which introduces into domestic law of the United Kingdom a provision which is equivalent to a provision set out in CRR or CRD or implements Basel III standards.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“United States” and “U.S.” mean the United States of America.
“Upfront Fee Letter” means the Upfront Fee Letter dated as of the date hereof between the Administrative Agent and the Parent.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Wholly-Owned” means, as to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) shares issued to foreign nationals to the extent required by Applicable Law) are owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Withholding Agent” means each Credit Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify

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or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is not exclusive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) the words “renew”, “renewal” and variations thereof as used herein with respect to a Letter of Credit means to extend the term of such Letter of Credit or to reinstate an amount drawn under such Letter of Credit or both
SECTION 1.03    Accounting Terms; Changes in GAAP.
(a)    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by any Credit Party to the Lenders pursuant to SECTION 5.01(a) and SECTION 5.01(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any Credit Party and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If a Credit Party notifies the Administrative Agent that such Credit Party requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Credit Parties that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
SECTION 1.04    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to any Benchmark or Daily Simple SOFR, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark, or (b) the effect, implementation or composition of any Conforming Changes.
SECTION 1.05    Reserved.
SECTION 1.06    Reserved.
SECTION 1.07    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the

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terms of any L/C Document related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is available to be drawn at such time.
SECTION 1.08    Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
SECTION 2.01    Letters of Credit.
(a)    General.
(i)    Tranche A Commitments. Subject to the terms and conditions set forth herein, the Borrower may request the Tranche A Lenders to issue, at any time and from time to time prior to the Commitment Termination Date, Letters of Credit (“Tranche A Letters of Credit”) denominated in Dollars for its own account or the account of any Eligible Affiliate. Tranche A Letters of Credit issued hereunder shall constitute utilization of the applicable Tranche A Commitments. Without the prior consent of each Tranche A Lender, no Tranche A Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Tranche A Lenders thereunder, and each Tranche A Letter of Credit shall be issued by all of the Tranche A Lenders having Tranche A Commitments at the time of issuance as a single multi-bank letter of credit, but the obligation of each Tranche A Lender thereunder shall be several and not joint, based upon its Tranche A Applicable Percentage of the aggregate undrawn amount of such Tranche A Letter of Credit.
(ii)    Tranche B Commitments. Subject to the terms and conditions set forth herein, the Borrower may request the Tranche B Lenders to issue, at any time and from time to time prior to the Commitment Termination Date, Letters of Credit (“Tranche B Letters of Credit”) denominated in Dollars for its own account or the account of any Eligible Affiliate. Tranche B Letters of Credit issued hereunder shall constitute utilization of the applicable Tranche B Commitments. Without the prior consent of each Tranche B Lender, no Tranche B Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Tranche B Lenders thereunder, and each Tranche B Letter of Credit shall be issued by all of the Tranche B Lenders having Tranche B Commitments at the time of issuance as a single multi-bank letter of credit, but the obligation of each Tranche B Lender thereunder shall be several and not joint, based upon its Tranche B Applicable Percentage of the aggregate undrawn amount of such Tranche B Letter of Credit.
(iii)    Issuance through Affiliates. Each Lender at its option may issue the Letters of Credit, through the Several L/C Issuing Bank, through any domestic or foreign branch or Affiliate of such Lender which is (i) in respect of any beneficiary domiciled in Delaware (or any other US State which has adopted the NAIC model laws and rules), a NAIC Qualified Lender and (ii) in respect of any beneficiary domiciled outside of Delaware (or any other US State which has adopted the NAIC model laws and rules), any entity from which such Lender believes it is capable of issuing letters of credit into such jurisdiction, as applicable.
(b)    Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the Several L/C Issuing Bank) to the Several L/C Issuing Bank and to the Administrative Agent (by 10:00 a.m. (New York city time) at least two (2) Business Days in advance of the requested date of issuance, amendment, extension, reinstatement or renewal (or such shorter time as may be agreed to by the Several L/C Issuing Bank in its sole discretion), a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall

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comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary (provided that, with respect to any Tranche B Letter of Credit, unless and until the Borrower has made a Tranche B Election such beneficiary shall not be a Lloyd's Entity), and whether such Letter of Credit is a Tranche A Letter of Credit or a Tranche B Letter of Credit, and, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit, which notice shall be in the form of Exhibit E with respect to any request for an issuance of a Letter of Credit. If requested by the Several L/C Issuing Bank, the Borrower also shall submit a letter of credit application and reimbursement agreement on the Several L/C Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that any such letter of credit application or reimbursement agreement shall not vary the rights or obligations of the Lenders or the Borrower under this Agreement or under any other Credit Document. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Several L/C Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
        All Letters of Credit issued hereunder shall be for a period of one year and shall have automatic extension provisions; provided that all such Letters of Credit shall permit the Several L/C Issuing Bank to prevent any such extension by giving notice to the beneficiary thereof at least 60 days (or, in the event that one of the applicable Lenders is not a qualified United States financial institution as defined in 18 Del.C. § 913(b), at least 30 days) prior to the then effective expiration date of the Letter of Credit (the “Non-Extension Notice Date”). So long as the Borrower has requested an extension of the Commitment Termination Date, unless otherwise directed by the Several L/C Issuing Bank, the Borrower shall not be required to make a specific request to the Several L/C Issuing Bank for any such extension of the Letter of Credit and the Borrower will be deemed to have requested an extension of such Letter of Credit in an amount equal to the then applicable Commitments. Promptly upon issuance of any Letter of Credit hereunder, the Several L/C Issuing Bank shall notify the Administrative Agent of the issuance of such Letter of Credit; provided that the failure to provide such notice shall not impact each Lender's obligations hereunder and thereunder with respect to any such Letter of Credit. Once a Letter of Credit has been issued, the Tranche A Lenders or Tranche B Lenders, as applicable, shall be deemed to have authorized (but may not require) the Several L/C Issuing Bank to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to SECTION 2.01(d); provided, that the Several L/C Issuing Bank shall not (i) permit any such extension if (A) the Several L/C Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent that the Tranche A Required Lenders or Tranche B Required Lenders, as applicable, have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions set forth in SECTION 4.02 is not then satisfied, and in each such case directing the Several L/C Issuing Bank not to permit such extension.
(c)    Limitations on Amounts, Issuance and Amendment. Subject to SECTION 2.13(d), a Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal, (i) in the case of Tranche A Letters of Credit, the aggregate Tranche A L/C Obligations of any Tranche A Lender shall not exceed its Tranche A Commitment and the sum of the total Tranche A L/C Obligations shall not exceed the total Tranche A Commitments, and (ii) in the case of Tranche B Letters of Credit, the aggregate Tranche B L/C Obligations of any Tranche B Lender shall not exceed its Tranche B Commitment and the sum of the total Tranche B L/C Obligations shall not exceed the total Tranche B Commitments.
Neither the Lenders nor the Several L/C Issuing Bank on their behalf shall be under any obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lenders (or the Several L/C Issuing Bank on their behalf) from issuing such Letter of Credit, or any Law applicable to any Lender or the Several L/C Issuing Bank shall prohibit, or request that any Lender or the Several L/C Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or

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shall impose upon any Lender or the Several L/C Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which any Lender or the Several L/C Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon any Lender or the Several L/C Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that any Lender or the Several L/C Issuing Bank in good faith deems material to it;
(ii)    the issuance of such Letter of Credit would violate one or more policies of any Lender or the Several L/C Issuing Bank applicable to letters of credit generally;
(iii)    except as otherwise agreed by the Administrative Agent and the Several L/C Issuing Bank, such Letter of Credit is in an initial amount less than $1,000,000; or
(iv)    a Lender or the Several L/C Issuing Bank notifies the Borrower prior to the issuance of such Letter of Credit that the beneficiary thereof could reasonably be expected to create any of the following issues for such Lender or the Several L/C Issuing Bank, which notice shall contain a reasonable explanation of the basis for such Lender’s or the Several L/C Issuing Bank’s determination (A) a violation of Sanctions, (B) a violation of any “know your customer” and/or anti-money-laundering rules and regulations, including the PATRIOT ACT, (C) an inability of such Lender or the Several L/C Issuing Bank, as applicable, to issue a letter of credit into the domiciliary jurisdiction of the proposed additional beneficiary, and (D) additional costs arising on account of providing such Lender or the Several L/C Issuing Bank with relevant comfort it may reasonably request (including the issuance of legal opinions) in order to confirm that it is permitted to issue letters of credit into the applicable jurisdiction (if none of the then-current beneficiaries is domiciled in such jurisdiction), if such costs are not borne by the Borrowers; and in each case of clauses (A) through (D) such matter is not resolved or alleviated to the reasonable satisfaction of such Lender or the Several L/C Issuing Bank.
        The Several L/C Issuing Bank shall be under no obligation to amend any Letter of Credit (on behalf of the Tranche A Lenders or Tranche B Lenders, as applicable) if (A) the Tranche A Lenders or the Tranche B Lenders, as applicable, would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)    Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then-current expiration date of such Letter of Credit) and (ii) the date that is five (5) Business Days prior to the Final Termination Date.
(e)    Obligation of Lenders. With respect to any Letter of Credit, the obligation of any Lender under such Letter of Credit shall be several and not joint and shall at any time be in an amount equal to such Lender's Applicable Percentage of the aggregate undrawn amount of such Letter of Credit, and each Letter of Credit shall expressly so provide.
(f)    Adjustment of Applicable Percentages. Upon (i) each addition of a new Lender hereunder (ii) each change in the Commitment of a Lender pursuant to this Agreement, and (iii) each change of the allocation of Commitments of a Lender between its Tranche A Commitments and Tranche B Commitments pursuant to SECTION 2.13(d), then, with the consent of the beneficiary thereunder to the extent the face amount of such Letter of Credit is being reduced, or, in respect of the Toggle Letters of Credit, to the extent the total face amount of such Toggle Letters of Credit is being reduced, the Several L/C Issuing Bank shall promptly amend such Letter of Credit to specify the Lenders that are parties thereto, after giving effect to such event, and such Lenders' respective Applicable Percentages as of the effective date of such amendment.
(g)    Issuance and Administration of Letters of Credit. Each Letter of Credit issued hereunder shall be executed and delivered by the Several L/C Issuing Bank (or any its Affiliates or branches pursuant to the definition of “Several L/C Issuing Bank”), in the name of and on behalf of, and as attorney-in-fact for, (1) in the case of a Tranche A Letter of Credit, the Tranche A Lenders and (2) in the case of a Tranche B Letter of Credit, the Tranche B Lenders, and the Several L/C Issuing Bank shall act as the agent of each such Tranche A Lender or Tranche B Lender, as applicable, to (i) receive drafts, other demands and other documents presented by the beneficiary under such Letter of Credit, (ii) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Letter of Credit and (iii) notify each Tranche A Lender or Tranche B Lender, as applicable, the

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Administrative Agent and the Borrower that a valid drawing has been made and the date that the related L/C Disbursement is to be made; provided that the Several L/C Issuing Bank, acting in such capacity, shall have no obligation or liability for any L/C Disbursement under such Letter of Credit, and each Letter of Credit shall expressly so provide. Each Lender hereby irrevocably appoints and designates the Several L/C Issuing Bank as its attorney-in-fact, acting through any duly authorized officer of the Person that is serving as the Several L/C Issuing Bank, to execute and deliver in the name and on behalf of such Lender each Tranche A Letter of Credit or Tranche B Letter of Credit, as applicable, to be issued by the Tranche A Lenders or Tranche B Lenders, as applicable, hereunder. Promptly on the request of the Several L/C Issuing Bank, each Lender will furnish to the Several L/C Issuing Bank such powers of attorney or other evidence as any beneficiary of any such Letter of Credit may reasonably request in order to demonstrate that the Several L/C Issuing Bank has the power to act as attorney-in-fact for such Lender to execute and deliver each Letter of Credit.
(h)    Reimbursement. If any Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Lender in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon, New York City time, on (i) the fourth (4th) Business Day after the day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the fifth (5th) Business Day after the day that the Borrower receives such notice, if such notice is not received prior to such time.
(i)    Obligations Absolute. The Borrower's obligation to reimburse L/C Disbursements as provided in paragraph (h) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement or any Letter of Credit, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement in such draft or other document being untrue or inaccurate in any respect, (iii) payment by the Several L/C Issuing Bank or any such Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder.
None of the Finance Parties or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Several L/C Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond their control; provided that the foregoing shall not be construed to excuse the Several L/C Issuing Bank or a Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by the Several L/C Issuing Bank’s or any Lender's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Several L/C Issuing Bank or any Lender (as finally determined by a court of competent jurisdiction), the Several L/C Issuing Bank shall be deemed to have exercised care in each such determination, and that:
(i)    the Several L/C Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a replacement marked as such or waive a requirement for its presentation;
(ii)    the Several L/C Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;
(iii)    the Several L/C Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

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(iv)    this sentence shall establish the standard of care to be exercised by the Several L/C Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).
Without limiting the foregoing, none of the Finance Parties or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) any Lender declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following the Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) the Several L/C Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the Several L/C Issuing Bank.
        Unless otherwise expressly agreed by the Several L/C Issuing Bank and the Borrower when a Letter of Credit is issued by the Several L/C Issuing Bank, the rules of the UCP shall apply to each Letter of Credit. Notwithstanding the foregoing, the Several L/C Issuing Bank shall not be responsible to the Borrower for, and the Several L/C Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Several L/C Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where the Several L/C Issuing Bank or the beneficiary is located, the practice stated in the UCP, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.
        The Several L/C Issuing Bank shall act on behalf of the Tranche A Lenders or Tranche B Lenders, as applicable, with respect to any Letters of Credit issued by it and the documents associated therewith, and the Several L/C Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by the Several L/C Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and L/C Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included the Several L/C Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Several L/C Issuing Bank.
(j)    Disbursement Procedures. The Several L/C Issuing Bank for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The Several L/C Issuing Bank shall promptly after such examination (A) notify each of the Tranche A Lenders or Tranche B Lenders, as applicable, the Administrative Agent and the Borrower of such demand for payment and (B) deliver to each Tranche A Lender or Tranche B Lender, as applicable, a copy of each document purporting to represent a demand for payment under such Letter of Credit. With respect to any drawing properly made under any such Letter of Credit, each Lender will make an L/C Disbursement in respect of such Letter of Credit in accordance with its liability under such Letter of Credit and this Agreement, such L/C Disbursement to be made to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make any such L/C Disbursement available to the beneficiary of such Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any L/C Disbursement by any Lender in respect of any such Letter of Credit, the Administrative Agent will notify the Borrower of such L/C Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Lenders with respect to any such L/C Disbursement or the Guarantor of its guarantee of such obligation.
(k)    Interim Interest. If any L/C Disbursement is made, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made (without regard for when notice thereof is given), the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the Reimbursement Interest Rate; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to paragraph (h) of this Section, then paragraph (l) of this Section shall apply.

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        Any interest accruing on any unpaid amount pursuant to this SECTION 2.01 shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Daily Simple SOFR or Default Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(l)    Default Interest. If any amount payable by the Borrower under this Agreement or any other Credit Document is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate.
(m)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 103% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or clause (h) of SECTION 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition and without limiting the foregoing or paragraph (d) of this Section:
(i)    if any L/C Obligations remain outstanding after the expiration date specified in said paragraph (d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 103% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon; and
(ii)    if any extension of the Commitment Termination Date is requested by the Borrower but less than 100% of all existing Lenders deliver a Commitment Extension Notice or are replaced by Lenders that agree to so extend their Commitments and deliver a Commitment Extension Notice pursuant to SECTION 2.13(b), following such extension of the Commitment Termination Date, the Borrower shall either (a) ensure (i) the maximum face value of outstanding Letters of Credit shall be limited to the then current Commitments of all Lenders, (ii) the maximum face value of outstanding Tranche A Letters of Credit shall be limited to the then current Tranche A Commitments of all Tranche A Lenders, and (iii) the maximum face value of outstanding Tranche B Letters of Credit shall be limited to the then current Tranche B Commitments of all Tranche B Lenders, in each case after giving effect to (x) the terminating Commitments from Lenders that did not provide a Commitment Extension Notice or are not replaced by Lenders that agree to extend their Commitments and (y) any reallocations of Tranche A Commitments or Tranche B Commitments pursuant to SECTION 2.13(d) (and the Borrower shall procure that existing Letters of Credit shall be either amended or replaced to reflect such decrease, including obtaining the return of any outstanding Letter of Credit to the Administrative Agent as required), or (b) deposit into the Collateral Account an amount in cash equal to 103% of the difference between the face value of the Letters of Credit and the total amount of the then-existing Commitments.
        If, at any time, the Administrative Agent determines that the Dollar Amount equivalent of the L/C Obligations exceeds 105% of the total Commitments, the Borrower shall, if requested by the Administrative Agent, immediately Cash Collateralize the L/C Obligations in an amount equal to such excess.
        The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse the Several L/C Issuing Bank for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time, pro rata between the Tranche A L/C Obligations and the Tranche B L/C Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or because the

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Dollar Amount equivalent of the L/C Obligations exceeds 105% of the total Commitments, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived or the Dollar Amount equivalent of the L/C Obligations no longer exceeds 105% of the total Commitments, as the case may be.
(n)    Letters of Credit Issued for account of Eligible Affiliates. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, an Eligible Affiliate, the Borrower shall be obligated to reimburse the Several L/C Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Eligible Affiliates inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Eligible Affiliates.
(o)    Purpose. Each Letter of Credit issued hereunder shall be issued to provide collateral support for reinsurance transactions of the Borrower or any Eligible Affiliate and to support reinsurance obligations of the Borrower or any Eligible Affiliate, and shall comply with the Laws of the domiciliary jurisdiction of the beneficiary of such Letter of Credit as necessary to allow such beneficiary to obtain statutory credit for reinsurance in such domiciliary jurisdiction, including any modifications to the form of Letter of Credit required by such domiciliary jurisdiction.
(p)    Existing Letters of Credit. The Letters of Credit issued under the Existing L/C Facility Agreement, listed on Schedule 2.01(p), shall automatically be deemed to be Letters of Credit under this Agreement (such Letters of Credit, the “Existing Letters of Credit”).
(q)    [Reserved].
(r)    Equal Distribution Among Tranches; L/C Toggle; Notice to Administrative Agent. The Borrower shall ensure that, at all times, the difference between the Tranche A L/C Obligations and the Tranche B L/C Obligations do not exceed the Permitted Tranche Variance Threshold. To the extent that any Tranche A Letter of Credit or Tranche B Letter of Credit is required to be cancelled or amended to a face value of zero in order to comply with the immediately preceding sentence, the Borrower, to the extent requested by the Several L/C Issuing Bank, shall use commercially reasonable efforts to cause any such amended or cancelled Letters of Credit to be promptly returned to the Several L/C Issuing Bank. In respect of the requirements of this clause (r), the Borrower agrees that there shall always be at least one Toggle Letter of Credit issued and outstanding at all times hereunder. In respect of the above, the Borrower hereby instructs the Administrative Agent and the Several L/C Issuing Bank to amend, and the Administrative Agent and the Several L/C Issuing Bank agree to amend, the Toggle Letters of Credit as necessary to maintain an allocation between the Tranche A L/C Obligations and the Tranche B L/C Obligations in compliance with this clause (r) and agrees to provide the Administrative Agent with advance notice of any amendments required to be made to any Toggle Letter of Credit in order to comply with this clause (r) at least three (3) Business Days before any such amendment to a Toggle Letter of Credit is required.
(s)    Tranche B Election.
(i)    The Borrower may, by written notice to the Administrative Agent, elect to use the Tranche B Commitment and Tranche B Letters of Credit for issuance of Letters of Credit with one or more Lloyd’s Entities as the beneficiary (the “Tranche B Election”). Promptly following receipt of such notice, the Administrative Agent shall notify all Lenders of such Tranche B Election. The Borrower may only make one Tranche B Election during the term of this Agreement.
(ii)    If, at the time of the Tranche B Election, any Tranche B Lender is not capable of issuing letters of credit that would provide a Lloyd’s Entity with capital, regulatory or collateral credit (each to the extent required by such Lloyd’s Entity and as notified in writing by such Lloyd's Entity to the Borrower, which notice shall be promptly delivered to the Administrative Agent (such notice a “Lloyd's Designation Notice”)) with Lloyd’s, then such Tranche B Lender shall be deemed to be a “Disqualified Tranche B Lender,” and the Borrower may replace such Lender pursuant to SECTION 2.12(b); provided that no such Tranche B Lender shall be deemed a Disqualified Tranche B Lender until the Administrative Agent has received a Lloyd's Designation Notice in respect of such Tranche B Lender.

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SECTION 2.02    Termination or Reduction of Commitments.
(a)    Optional. The Borrower may, upon notice to the Administrative Agent and the Several L/C Issuing Bank, terminate the unused portion of the Tranche A Commitments or Tranche B Commitments, or from time to time permanently reduce the unused Tranche A Commitments or Tranche B Commitments; provided that any reduction of Commitments shall be pro rata across both the Tranche A Commitments and the Tranche B Commitments; provided further that (a) each such notice shall be in writing and must be received by the Administrative Agent and the Several L/C Issuing Bank at least three (3) Business Days prior to the effective date of such termination or reduction, and shall be irrevocable (provided that a notice of termination of the unused Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent and the Several L/C Issuing Bank on or prior to the specified effective date) if such condition is not satisfied), (b) any such partial reduction shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000, and (c) the Borrower shall not terminate or reduce the Commitments if, after giving effect thereto, the Tranche A L/C Obligations would exceed the total Tranche A Commitments of all Tranche A Lenders or the Tranche B L/C Obligations would exceed the total Tranche B Commitment of all Tranche B Lenders. Unless previously terminated, the Commitments shall automatically terminate on the Commitment Termination Date.
(b)    Application of Commitment Reductions. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Commitments pursuant to this Section. Upon any reduction of unused Commitments, the Commitment of each Lender shall be reduced by such Lender’s ratable share of the amount of such reduction.
SECTION 2.03    Fees.
(a)    Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily unused amount of the Commitment of such Lender, which shall accrue at a rate per annum equal to 0.30% during the period from and including the Closing Date to but excluding the Commitment Termination Date. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the date hereof, and on the Commitment Termination Date. For purposes of computing commitment fees, the Commitment of any Lender shall be deemed to be used to the extent of such Lender’s L/C Obligations.
(b)    L/C Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Tranche A Lender or Tranche B Lender, as applicable, a Letter of Credit fee with respect to each outstanding Tranche A Letter of Credit or Tranche B Letter of Credit, as applicable (the “L/C Fee”) on the daily maximum amount then available to be drawn under such Tranche A Letter of Credit or Tranche B Letter of Credit, as applicable, which shall accrue at a rate per annum equal to the Applicable Rate during the period from and including the Closing Date to but excluding the later of the Commitment Termination Date and the date on which such Lender ceases to have any L/C Obligations. Accrued L/C Fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date; provided that any such fees accruing after the Commitment Termination Date shall be payable on demand. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, the L/C Fee shall accrue at the Default Rate.
(c)    L/C Processing Fees. The Borrower agrees to pay to the Several L/C Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Several L/C Issuing Bank relating to letters of credit as from time to time in effect, which fees, costs and charges shall be payable to the Several L/C Issuing Bank within three (3) Business Days after its demand therefor and are nonrefundable.
(d)    Extension Fees. The Borrower agrees to pay to each Lender that agrees to an extension of the Existing Commitment Termination Date, on the date such Commitment Termination Date is so extended, a fee equal to 0.10% (or such other amount as the Borrower and the relevant Lender may agree to from time to time) of such Lender's Commitments (the “Extension Fee”).
(e)    Other fees. The Borrower agrees to pay to the Finance Parties fees in the amounts and at the times agreed upon separately between the Borrower and the Finance Parties pursuant to the Fee Letters.

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(f)    Fee Computation. All fees payable under this Section shall be computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive absent manifest error.
SECTION 2.04    Maintenance of Records. Each Finance Party shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Finance Party hereunder. The Administrative Agent shall maintain the Register in accordance with SECTION 10.04(c). The entries made in the records maintained pursuant to this SECTION 2.04 shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Finance Party to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Credit Parties under this Agreement and the other Credit Documents. In the event of any conflict between the records maintained by the Several L/C Issuing Bank or any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.
SECTION 2.05    Payments Generally; Several Obligations of Lenders.
(a)    Payments by Borrower. All payments to be made by a Credit Party hereunder and under the other Credit Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all such payments shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars in immediately available funds not later than 12:00 noon (New York City time) on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. All amounts received by the Administrative Agent after such specified times on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. The Administrative Agent will promptly distribute to each applicable Lender its ratable share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable funding office (or otherwise distribute such payment in like funds as received to the Person or Persons entitled thereto as provided herein). If any payment to be made by a Credit Party shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the Commitment Termination Date, payment shall be made on the immediately preceding Business Day. Except as otherwise expressly provided herein, all payments hereunder or under any other Credit Document shall be made in Dollars.
(b)    Application of Insufficient Payments. Subject to SECTION 7.02, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of unreimbursed L/C Disbursements, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay unreimbursed L/C Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of unreimbursed L/C Disbursements, as applicable, then due to such parties.
(c)    Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Several L/C Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Several L/C Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Several L/C Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Several L/C Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the

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Several L/C Issuing Bank, as applicable, to satisfy such Lender’s obligations to the Administrative Agent and the Several L/C Issuing Bank until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
(e)    Several Obligations of Lenders. The obligations of the Lenders hereunder to make L/C Disbursements in respect of Letters of Credit and to make payments pursuant to SECTION 10.03(c) are several and not joint. The failure of any Lender to fund or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to make any L/C Disbursement under any Letter of Credit or to make its payment under SECTION 10.03(c).
SECTION 2.06    Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any Reimbursement Obligations or other obligations hereunder resulting in such Lender receiving payment of a proportion of the Reimbursement Obligations and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in L/C Disbursements and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of their respective participations in L/C Disbursements and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by a Credit Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its rights in L/C Disbursements to any assignee or participant, other than to a Credit Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

SECTION 2.07    Reserved.
SECTION 2.08    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Finance Party;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (b) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Finance Party any other condition, cost or expense (other than Taxes) affecting this Agreement or the Letters of Credit;
and the result of any of the foregoing shall be to increase the cost to such Finance Party or such other Recipient of participating in, issuing or maintaining the Letters of Credit, or to reduce the amount of any

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sum received or receivable by such Finance Party or other Recipient hereunder then, upon request of such Finance Party or other Recipient, the Borrower will pay to such Finance Party or other Recipient, as the case may be, such additional amount or amounts as will compensate such Finance Party or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Finance Party determines that any Change in Law affecting such Finance Party or any funding office of such Finance Party or such Finance Party’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Finance Party’s capital or on the capital of such Finance Party’s holding company, if any, as a consequence of this Agreement, the Commitments or the L/C Credit Extensions made by such Finance Party, to a level below that which such Finance Party or such Finance Party’s holding company could have achieved but for such Change in Law (taking into consideration such Finance Party’s policies and the policies of such Finance Party’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Finance Party such additional amount or amounts as will compensate such Finance Party or such Finance Party’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Finance Party setting forth the amount or amounts necessary to compensate such Finance Party or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Finance Party the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Finance Party to demand compensation pursuant to this Section shall not constitute a waiver of such Finance Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Finance Party pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Finance Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Finance Party’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 2.09    Taxes.
(a)    Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Credit Parties under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Credit Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Credit Parties. Each Credit Party shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Credit Parties. The Credit Parties (other than the Borrower, which is severally liable only) are jointly and severally liable to indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Several L/C Issuing Bank or a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of SECTION 10.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Credit Document.
SECTION 2.10    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document (and any Swap Contract shall be deemed not to be a “Credit Document” for purposes of this SECTION 2.10), upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this SECTION 2.10(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)    Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

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(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this SECTION 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this SECTION 2.10.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definitions) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, if any Reimbursement Obligation is outstanding on the date of, or arises after the date of, the Borrower’s receipt of such notice with respect to the Benchmark applicable to such Reimbursement Obligation, then until such time as a Benchmark Replacement is implemented pursuant to this SECTION 2.10, such Reimbursement Obligations shall bear interest at ABR and the “Reimbursement Interest Rate” for such Reimbursement Obligation shall be deemed to be ABR. During a Benchmark Unavailability Period, the component of ABR based upon the then-current Benchmark will not be used in any determination of ABR.
SECTION 2.11    Illegality. If it becomes unlawful in any applicable jurisdiction for a Finance Party to perform any of its obligations as contemplated by this Agreement or to issue or maintain any Letter of Credit or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:
(a)    that Lender shall promptly notify the Administrative Agent upon becoming aware of that event and the Administrative Agent shall promptly notify the Borrower;
(b)    upon the Administrative Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled, provided that after any such cancellation of a Lender’s Commitment, (i) if the Borrower replaces such Lender under SECTION 2.16(c), such new Lender’s Commitment shall be reinstated, or (ii) if such Lender subsequently acts through a branch or Affiliate of such Lender pursuant to SECTION 2.12(a), such Lender's Commitment shall be reinstated; and
(c)    if the Borrower has not exercised its rights to replace the relevant Lender under SECTION 2.16(c) by the applicable times set forth below, the Borrower shall repay that Lender's pro rata share in the L/C Disbursements (together with any Cash Collateral) on the last day of the calendar month following the month in which the Administrative Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).
        If it becomes unlawful in any applicable jurisdiction for the Several L/C Issuing Bank to maintain any outstanding Letters of Credit issued by the Several L/C Issuing Bank, the Borrower shall use its best efforts to obtain the return of any affected outstanding Letter of Credit.

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SECTION 2.12    Mitigation Obligations.
(a)    Designation of a Different Funding Office. If any Lender requests compensation under SECTION 2.08, or requires any Credit Party to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.09, or provides notice that SECTION 2.11 applies (or would otherwise apply), then such Lender shall (at the request of the Borrower or any other such Credit Party) use reasonable efforts to designate a different funding office for funding or booking its L/C Obligations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates (or in the case of a triggering of SECTION 2.11, act through a branch or Affiliate of such Lender), if, in the judgment of such Lender, such designation or assignment or acting through such branch or Affiliate (i) would eliminate or reduce amounts payable pursuant to SECTION 2.08 or SECTION 2.09, as the case may be, in the future, or, in the case of a triggering of SECTION 2.11, cause SECTION 2.11 to be inapplicable and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under SECTION 2.08, or if any Credit Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.09 and, in each case, such Lender has declined or is unable to designate a different funding office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender, a Non-Consenting Lender, a Disqualified Tranche B Lender or a Non-Extending Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, SECTION 10.04), all of its interests, rights (other than its existing rights to payments pursuant to SECTION 2.08, or SECTION 2.09) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in SECTION 10.04;
(ii)    such Lender shall have received payment of an amount equal to its L/C Obligations and the accrued L/C Fees thereon, any Reimbursement Obligations and the accrued interest thereon and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under SECTION 2.08) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or a Credit Party (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under SECTION 2.08 or payments required to be made pursuant to SECTION 2.09, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with Applicable Law;
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and
(vi)    in the case of any assignment resulting from a Lender becoming a Non-Extending Lender, the applicable assignee shall have consented to the applicable request to extend the Commitment Termination Date and delivered a Commitment Extension Notice; and
(vii)    in the case of any assignment resulting from a Lender becoming a Disqualified Tranche B Lender, the applicable assignee shall not be a Disqualified Tranche B Lender.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent to require such assignment and delegation cease to apply.
        Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as the Several L/C Issuing Bank may not be replaced hereunder at any time it has any applicable Letter of Credit

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outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a back-stop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the Several L/C Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to the Several L/C Issuing Bank) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of SECTION 8.06.
SECTION 2.13    Extension of Commitment Termination Date.
(a)    Extension Requests. The Borrower may request the extension of the Initial Commitment Termination Date to the date that is two years after the date of this Agreement (the “Second Commitment Termination Date”) by delivering a notice of extension request to the Administrative Agent at least 90 days, but no more than 120 days, before the Initial Commitment Termination Date. If the Initial Commitment Termination Date is extended to the Second Commitment Termination Date in accordance with the terms hereof, thereafter, the Borrower may request the extension of the Second Commitment Termination Date to the date that is three years after the date of this Agreement (the “Third Commitment Termination Date”) by delivering a notice of extension request to the Administrative Agent at least 90 days, but no more than 120 days, before the Second Commitment Termination Date. If the Second Commitment Termination Date is extended to the Third Commitment Termination Date in accordance with the terms hereof, thereafter, the Borrower may request the extension of the Third Commitment Termination Date to the date that is four years after the date of this Agreement (the “Fourth Commitment Termination Date”) by delivering a notice of extension request to the Administrative Agent at least 90 days, but no more than 120 days, before the Third Commitment Termination Date. If the Third Commitment Termination Date is extended to the Fourth Commitment Termination Date in accordance with the terms hereof, thereafter, the Borrower may request the extension of the Fourth Commitment Termination Date to the date that is five years after the date of this Agreement (the “Fifth Commitment Termination Date”) by delivering a notice of extension request to the Administrative Agent at least 90 days, but no more than 120 days, before the Fourth Commitment Termination Date.
(b)    Lender Elections to Extend. Following receipt by the Administrative Agent of any request by the Borrower to extend the relevant Commitment Termination Date in accordance with the terms of this Agreement, each Lender, acting in its sole and individual discretion, may, by notice to the Administrative Agent given not later than 65 days prior to the Commitment Termination Date then in effect hereunder (the “Existing Commitment Termination Date”), advise the Administrative Agent that such Lender wants to extend its commitment to the subsequent Commitment Termination Date (each such notice a “Commitment Extension Notice”) . Any and all Commitment Extension Notice are binding and irrevocable. For the avoidance of doubt, any Lender that fails to deliver a Commitment Extension Notice by the date that is 65 days prior to the Existing Commitment Termination Date shall be deemed to have irrevocably rejected the Borrower's extension request. On the first (1st) Business Day to follow the date that is 65 days prior to the Existing Commitment Termination Date, the Administrative Agent shall notify the Borrower of all Lenders that have not delivered a Commitment Extension Notice and the amount of Commitments of such Lenders. The Commitments of each Lender that delivers a Commitment Extension Notice shall be extended to the subsequent Commitment Termination Date. The Commitment of any Lender that fails to deliver a Commitment Extension Notice shall terminate on the Existing Commitment Termination Date applicable to such Lender.
(c)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Commitment Termination Date pursuant to this Section shall not be effective with respect to any Lender unless:
(i)    no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto; and
(ii)    the representations and warranties contained in this Agreement are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and
(iii)    on or prior to the date of such extension, payment of the Extension Fee is made to the relevant Lenders.

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(d)    Post-Extension Transfers of Commitments. To the extent that less than 100% of all existing Lenders constitute Extending Lenders for a given Commitment Termination Date or are replaced with Lenders that are Extending Lenders for a given Commitment Termination Date, each Extending Lender hereby agrees that the Administrative Agent and the Borrower shall be permitted to amend this Agreement to adjust the allocation of any Extending Lender’s Commitments between Tranche A Commitments and Tranche B Commitments such that the Tranche A Commitments of all Tranche A Lenders equals the Tranche B Commitments of all Tranche B Lenders; provided that for the avoidance of doubt, such adjustment may not increase or decrease the aggregate Commitments of such Lender, but only the allocation of such Lender's total Commitments between Tranche A Commitments and Tranche B Commitments; provided further, that no such reallocation shall result in Commerzbank AG New York Branch, unless a Tranche B Election has been made, or any other Lender that would not constitute an acceptable issuer of Letters of Credit to a Lloyd’s Entity having any Tranche A Commitments. All reallocations under this clause (d) shall be pro rata, subject to the proviso in the immediately preceding sentence. Promptly following any reallocation of Commitments pursuant to this clause (d), the Administrative Agent shall notify all Lenders of such reallocation of Commitments.
SECTION 2.14    [Reserved].
SECTION 2.15    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and SECTION 10.02(b).
(ii)    Defaulting Lender Waterfall. Subject to clause (d) below, any payment of Reimbursement Obligations, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to SECTION 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent or Several L/C Issuing Bank hereunder; second, as the Parent may request (so long as no Default or Event of Default exists), to the funding of any L/C Disbursement in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Parent, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to L/C Disbursements under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Credit Parties as a result of any judgment of a court of competent jurisdiction obtained by such Credit Parties against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any L/C Disbursement in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such letters of Credit were issued at a time when the conditions set forth in SECTION 4.02 were satisfied or waived, such payment shall be applied solely to pay the L/C Disbursements of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any L/C Disbursements of such Defaulting Lender until such time as all L/C Disbursements are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Commitment Fees. No Defaulting Lender shall be entitled to receive any commitment fee pursuant to SECTION 2.03(a) for any period during which that Lender is a Defaulting Lender (and no Credit Party shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

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(b)    Defaulting Lender Cure. If the Parent and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Credit Party while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    Termination of Defaulting Lender. The Parent may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than 15 Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of SECTION 2.15(a)(ii) will apply to all amounts thereafter paid by the Parent for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Credit Parties, the Administrative Agent or any Lender may have against such Defaulting Lender.
(d)    Notwithstanding anything herein to the contrary, if any Defaulting Lender has, at such point in time, complied with any and all payment obligations from such Lender under the Credit Documents, such Defaulting Lender shall be entitled to the Payment in Full of any Reimbursement Obligations then due and owing to such Defaulting Lender as if such Lender was not a Defaulting Lender.
SECTION 2.16    Provisions Relating to NAIC Qualified Lenders and Disqualified Lenders.
(a)    Each Lender agrees to use commercially reasonable efforts in order to, at all times, (i) be listed on the NAIC Qualified Lender List or (ii) maintain in effect one or more Confirming Bank Agreements with a Person which is listed on the NAIC Qualified Lender List to act as a Confirming Bank for such Lender in respect of its obligations under the Letters of Credit issued to a beneficiary domiciled in Delaware (or any other US State which has adopted the NAIC model laws and rules), which Person, prior to entering into such Confirming Bank Agreement, shall be subject to the prior written consent of each of the Administrative Agent and the Several L/C Issuing Bank, such consent, in each case, shall not be unreasonably withheld. If at any time any Lender shall cease to be a NAIC Qualified Lender, such Lender shall promptly notify the Borrower, the Several L/C Issuing Bank and the Administrative Agent and forthwith comply with its obligations under this subsection (a). In connection with the execution or termination of any Confirming Bank Agreement, the Administrative Agent is authorized to amend or replace each outstanding Letter of Credit to add or remove the applicable Lender or Confirming Bank, as the case may be, and upon written request of the Borrower, each Lender shall promptly provide evidence to the Administrative Agent or the Borrowers of such Lender’s compliance with the requirements of this subsection (a).
(b)    If any Lender shall enter into a Confirming Bank Agreement hereunder at any time, it shall promptly furnish a copy thereof to the Borrower, the Several L/C Issuing Bank and the Administrative Agent.
(c)    Notwithstanding anything herein to the contrary, so long as (i) any Lender shall not be an NAIC Qualified Lender in respect of any Letter of Credit issued to a beneficiary domiciled in Delaware (or any other US State which has adopted the NAIC model laws and rules), or (ii) any Lender is a Disqualified Lender, the Borrower may, upon notice to such Lender, the Several L/C Issuing Bank and the Administrative Agent, require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in SECTION 10.04), all its interests, rights and obligations under this Agreement and the Letters of Credit issued, or participated in, by such Lender to any Person that shall assume such obligations (which assignee may be another Lender, if it accepts such assignment) with (and subject to) the consent of the Several L/C Issuing Bank and the Administrative Agent (which consent shall not unreasonably be withheld); provided that such Lender shall have received payment of an amount equal to the outstanding amount of its L/C Disbursements (including participations therein), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding L/C Disbursements and accrued interest and fees) or the applicable Credit Party (in the case of all other amounts).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES
Each Credit Party represents and warrants to the Finance Parties that:
SECTION 3.01    Existence, Qualification and Power. Each Credit Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Credit Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in each case referred to in clause (a) (other than with respect to each Credit Party), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.02    Authorization; No Contravention. The execution, delivery and performance by each Credit Party of each Credit Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of its Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under any material Contractual Obligation to which any Credit Party is a party or affecting any Credit Party or the properties of any Credit Party or any Subsidiary of a Credit Party, (c) conflict with or result in the breach or contravention of any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Credit Party or any Subsidiary of a Credit Party or its property is subject or (c) violate any Law.
SECTION 3.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Credit Document, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect.
SECTION 3.04    Execution and Delivery; Binding Effect. This Agreement has been, and each other Credit Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party. This Agreement constitutes, and each other Credit Document when so delivered will constitute, a legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
SECTION 3.05    Financial Statements; No Material Adverse Effect.
(a)    Financial Statements. The Audited Financial Statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    No Material Adverse Change. Since the date of the Audited Financial Statements, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
SECTION 3.06    Litigation. There are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of any Credit Party, threatened, at Law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or any Subsidiary of a Credit Party or against any of their properties or revenues that (a) if adversely determined, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to this Agreement or any other Credit Document or any of the transactions contemplated hereby.

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SECTION 3.07    No Material Adverse Effect; No Default. Neither any Credit Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document.
SECTION 3.08    Property.
(a)    Ownership of Properties. Each Credit Party and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)    Intellectual Property. Each Credit Party and its Subsidiaries owns, licenses or possesses the right to use all of the trademarks, tradenames, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of their respective businesses, as currently conducted, business, and the use thereof by each Credit Party and its Subsidiaries does not conflict with the rights of any other Person, except to the extent that such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of each Credit Party or any of its Subsidiaries as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person, except to the extent that such infringements and violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Credit Party, threatened that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
SECTION 3.09    Taxes.
(a)    Each Credit Party and its Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    Each Credit Party is resident for Tax purposes only in the country of its incorporation.
SECTION 3.10    Disclosure.
(a)    The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of any Credit Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected or pro forma financial information, each Credit Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).
(b)    As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
SECTION 3.11    Compliance with Laws. Each of the Credit Parties and its Subsidiaries is in compliance with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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SECTION 3.12    ERISA Compliance.
(a)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, or the Plan is covered by an opinion issued to a pre-approved plan document sponsor, and, to the knowledge of any Credit Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the knowledge of any Credit Party, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)    No ERISA Event has occurred, and neither any Credit Party nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(d)    The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of any Credit Party or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.
(e)    To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Parent nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the Parent or its Subsidiaries, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.
SECTION 3.13    Environmental Matters. Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Parent nor any of its Subsidiaries nor any Controlled Investment Entity (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) knows of any basis for any permit, license or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (c) has or could reasonably be expected to become subject to any Environmental Liability, (d) has received notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrower, is threatened or contemplated) or (e) knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability of the Parent or any of its Subsidiaries or any Controlled Investment Entity.
SECTION 3.14    Margin Regulations. No Credit Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock; provided that for the avoidance of doubt, any purchase or carrying of Margin Stock in Enstar Group Limited that does not constitute a violation of or is not inconsistent with any regulations of the Board, including Regulation T, Regulation U and Regulation X shall

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not be considered an important activity of any Credit Party. No issuance of a Letter of Credit has been used, whether directly or indirectly, for the purchase or carrying of Margin Stock or for any purpose that entailed a violation of any of the regulations of the Board, including Regulation T, Regulation U and Regulation X. Following the application of the proceeds of each L/C Credit Extension, not more than 25% of the value of the assets (either of any Credit Party only or of the Group on a consolidated basis) will be Margin Stock.
SECTION 3.15    Net Worth. On the date of this Agreement, the Consolidated Net Worth of the Parent is not less than $4,300,000,000.
SECTION 3.16    Investment Company Act. Neither the Parent nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.17    Center of Main Interests and Establishments. In relation to each Credit Party incorporated in a member state of the European Union, for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its center of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.
SECTION 3.18    Sanctions; Anti-Corruption.
(a)    None of the Parent, any of its Subsidiaries or any Controlled Investment Entity or any director, officer, employee, agent, or affiliate of the Parent or any of its Subsidiaries or any Controlled Investment Entity is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions or trade embargoes administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Bermuda Monetary Authority, Australia (including the Australian Department of Foreign Affairs and Trade), Canada (including the Canadian Ministry for Foreign Affairs and Global Affairs Canada), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including the Crimea, Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).
(b)    The Parent, its Subsidiaries and each Controlled Investment Entity and their respective directors, officers and employees and, to the knowledge of the Parent, the agents of the Parent and its Subsidiaries and each Controlled Investment Entity, are in compliance with all applicable Sanctions and with the Bribery Act 2010 of the United Kingdom, the Foreign Corrupt Practices Act of 1977 and the PATRIOT Act, each as amended, and the rules and regulations thereunder (the “FCPA”, the “Bribery Act” and the PATRIOT Act respectively) and any other applicable anti-corruption and anti-money laundering law. None of the Parent, its Subsidiaries, any Controlled Investment Entity and their respective directors, officers and employees and, to the knowledge of the Parent, the agents of the Parent, its Subsidiaries and each Controlled Investment Entity, are under investigation by any Governmental Authority for an alleged breach of Sanctions, the Bribery Act, the FCPA, the PATRIOT Act or any other applicable anti-corruption or anti-money laundering law. The Parent, its Subsidiaries and each Controlled Investment Entity have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Sanctions, the Bribery Act, the FCPA, the PATRIOT Act and any other applicable anti-corruption and anti-money laundering laws.
SECTION 3.19    Solvency. Each Credit Party is Solvent.
SECTION 3.20    Group Structure Chart. As of the date of this Agreement, the Group Structure Chart is true complete and accurate in all material respects.
SECTION 3.21    Ownership. Each of the Credit Parties (other than the Parent) is a direct or indirect Wholly-Owned Subsidiary of the Parent.
SECTION 3.22    Affected Financial Institution. No Credit Party is an Affected Financial Institution.

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ARTICLE IV

CONDITIONS
SECTION 4.01    Closing Date. The obligation of the Finance Parties to make L/C Credit Extensions on the Closing Date is subject to the satisfaction (or waiver in accordance with SECTION 10.02) of the following conditions (and, in the case of each document specified in this Section to be received by the Administrative Agent, such document shall be in form and substance satisfactory to the Administrative Agent):
(a)    Executed Counterparts. The Administrative Agent shall have received from each party thereto a counterpart signed on behalf of such party of this Agreement and the Fee Letters.
(b)    Certificates. The Administrative Agent shall have received such customary certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Credit Documents (including provision of specimen signatures for all authorized signatories who will sign any Credit Documents or related documents on behalf of any Credit Party).
(c)    Corporate Documents. The Administrative Agent shall have received such other documents and certificates (including Organizational Documents, good standing certificates or their equivalent in each applicable jurisdiction and the Group Structure Chart) as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Credit Party and any other legal matters relating to each Credit Party, the Credit Documents or the transactions contemplated thereby.
(d)    Opinions of Counsel. The Administrative Agent shall have received an opinion of (i) Faegre Drinker Biddle & Reath LLP, New York and Delaware counsel to the Credit Parties, (ii) Appleby (Bermuda) Limited, Bermuda counsel to the Administrative Agent, and (iii) Ashurst LLP, English counsel to the Administrative Agent, each addressed to the Finance Parties and dated the Closing Date, in form and substance satisfactory to the Administrative Agent (and the Administrative Agent hereby instructs such counsel to deliver such opinion to such Persons).
(e)    Fees and Expenses. Each Credit Party shall have paid all fees, costs and expenses (including all reasonable and documented legal fees and expenses) agreed in writing to be paid by it to the Finance Parties in connection herewith (including pursuant to the Fee Letters) to the extent due (and, in the case of expenses (including legal fees and expenses), to the extent that statements for such expenses shall have been delivered to the Borrower on or prior to the Closing Date).
(f)    KYC Information. Each Credit Party shall have provided to the Finance Parties such documentation and other information that the Finance Parties may reasonably require connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, including, in respect of any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certificate in relation to such Credit Party.
(g)    Government Approvals. The Credit Parties shall have obtained all necessary authorizations from Governmental Authorities in connection with the entry into and performance of the transactions contemplated by the Credit Documents (and for the validity or enforceability of the Credit Documents).
(h)    Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Parent, confirming (x) satisfaction of the conditions set forth in this SECTION 4.01, (y) that the representations and warranties of each Credit Party set forth in this Agreement and in any other Credit Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Closing Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date) and (z) that no Default has occurred and is continuing.

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(i)    Other Documents. The Administrative Agent shall have received such other authorizations or documents as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request in connection with the entry into and performance of the transactions contemplated by any Credit Document or for the validity and enforceability of any Credit Document.
Without limiting the generality of SECTION 8.03(b), for purposes of determining satisfaction of the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
The Administrative Agent shall notify the Borrower of the Closing Date, and such notice shall be conclusive and binding.
SECTION 4.02    Conditions to All L/C Credit Extensions. The obligation of the Finance Parties to make a L/C Credit Extension (including the any L/C Credit Extensions on the Closing Date) is additionally subject to the satisfaction of the following conditions:
(a)    the Administrative Agent and the Several L/C Issuing Bank shall have received a written request for such L/C Credit Extension (in a form acceptable to the Several L/C Issuing Bank in its sole discretion) in accordance with the requirements hereof;
(b)    the representations and warranties of each Credit Party set forth in this Agreement and in any other Credit Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such L/C Credit Extension (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date); and
(c)    no Default shall have occurred and be continuing or would result from such L/C Credit Extension or from the application of proceeds thereof.
Each request for a L/C Credit Extension hereunder and each L/C Credit Extension shall be deemed to constitute a representation and warranty by the Credit Parties on and as of the date of the applicable L/C Credit Extension as to the matters specified in clauses (b) and (c) above in this Section.
ARTICLE V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and all Obligations shall have been Paid in Full, each Credit Party covenants and agrees with the Finance Parties that:
SECTION 5.01    Financial Statements. The Parent will procure that each Credit Party furnish to the Administrative Agent for distribution to each Lender:
(a)    within 120 days (or 90 days in respect of the Parent) after the end of each of its fiscal years (or, if earlier, 5 days after the date required to be filed with the SEC) (commencing with the fiscal year ended December 31, 2023), (i) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, Shareholders' Equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited and accompanied by a report and opinion of independent public accountants of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards (and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition, results of operations, Shareholders' Equity and cash flows of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) the management prepared financial statements of each Credit Party other than the Parent as at the end of such fiscal year and the related statements of income or operations, shareholders' equity and cash flows for such fiscal year of such Credit Party setting forth in each

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case in comparative form the figures for the previous fiscal year, to the effect that such management prepared financial statements present fairly in all material respects the financial condition, results of operations, shareholders' equity and cash flows of such Credit Party in accordance with GAAP consistently applied; provided, however, that to the extent that any Investment Fund, Investment Fund Manager or Investment Fund GP is consolidated with the Parent or any other Credit Party under GAAP for any fiscal year (or any truncated period of any fiscal year), any consolidated financial statements delivered pursuant to this SECTION 5.01(a) for such fiscal year may include the component parts contributed by such Investment Fund, Investment Fund Manager or Investment Fund GP as a consolidated subsidiary for such period despite that it is not a “Subsidiary” for purposes of this Agreement;
(b)    within (x) 45 days, in the case of clause (i) below and (y) 60 days, in the case of clause (ii) below after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, if earlier, 5 days after the date required to be filed with the SEC):
(i)    a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations, Shareholders' Equity and cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, certified by a Financial Officer of the Parent as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject only to normal year-end audit adjustments and the absence of notes; and
(ii)    management prepared financial statements of each Credit Party other than the Parent as at the end of such fiscal quarter, the related statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of such Credit Party's fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, certified by a Financial Officer of such Credit Party as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of such Credit Party in accordance with GAAP consistently applied, subject only to normal year-end audit adjustments and the absence of notes;
provided, however, that to the extent that any Investment Fund, Investment Fund Manager or Investment Fund GP is consolidated with the Parent or any other Credit Party under GAAP for any fiscal quarter (or any truncated period of any fiscal quarter), any consolidated financial statements delivered pursuant to this SECTION 5.01(b) for such fiscal quarter may include the component parts contributed by such Investment Fund, Investment Fund Manager or Investment Fund GP as a consolidated subsidiary for such period despite that it is not a “Subsidiary” for purposes of this Agreement; and
(c)    within 190 days after the end of each fiscal year of the Parent, an actuarial report of the Group (on a consolidated basis) on the sufficiency of its consolidated loss and loss adjustment expense reserves, which report shall be prepared by the Group's duly qualified internal team of actuaries; provided, however, that to the extent any Investment Fund, Investment Fund Manager or Investment Fund GP is consolidated with the Parent or any other Credit Party under GAAP for any fiscal year (or any truncated period of such fiscal year), such Investment Fund, Investment Fund Manager or Investment Fund GP may be included in such report despite that it is not a “Subsidiary” and not part of the “Group” for purposes of this Agreement.
SECTION 5.02    Certificates; Other Information. The Parent will deliver to the Administrative Agent for distribution to each Lender:
(a)    (i) within 90 days after the end of the fiscal year of the Parent and (ii) concurrently with the delivery of the financial statements of the Credit Parties, other than Parent, referred to in SECTION 5.01(a) and SECTION 5.01(b), a duly completed certificate signed by a Responsible Officer of the Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating compliance with SECTION 6.12;

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promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other material report or communication sent to the shareholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements that the Parent or any Subsidiary may file or be required to file with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, and not otherwise required to be delivered pursuant hereto;

(b)    promptly after the furnishing thereof, copies of any material request or notice received by the Parent or any Subsidiary, or any statement or report furnished by the Parent or any Subsidiary to any holder of debt securities of the Parent or any Subsidiary, pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished pursuant hereto;
(c)    promptly after receipt thereof by the Parent or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other similar inquiry by such agency regarding financial or other operational results of the Parent or any Subsidiary thereof; and
(d)    promptly following any request therefor, (i) such other information regarding the operations, business or financial condition of the Parent or any Subsidiary, or compliance with the terms of the Credit Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request; or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, any other applicable “know your customer” requirements under the Bribery Act, the FCPA, the PATRIOT Act or other applicable anti-money laundering laws.
Documents required to be delivered pursuant to SECTION 5.01(a) or SECTION 5.01(b) or SECTION 5.02(b) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Parent shall notify the Administrative Agent and each Lender (by electronic mail) of the posting of any such material documentation and provide to the Administrative Agent by electronic mail versions (i.e., with soft copies) of such documents.
SECTION 5.03    Notices. The Parent will promptly notify the Administrative Agent and each Lender of:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to have a Material Adverse Effect;
(d)    notice of any action arising under any Environmental Law or of any noncompliance by any Credit Party or any Subsidiary or any Controlled Investment Entity with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(e)    any material change in accounting or financial reporting practices by any Credit Party, provided that any such changes that are described in any annual, regular, periodic or special reports and registration statements that the Parent files with the SEC shall not be deemed to be material per se;
(f)    any change in the Credit Ratings from a Credit Rating Agency, or the placement by a Credit Rating Agency of any Credit Party on a “CreditWatch” or “WatchList” or any similar list,

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in each case with negative implications, or the cessation by a Credit Rating Agency of, or its intent to cease, rating any Credit Party’s debt; and
(g)    any matter or development that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the relevant Credit Party setting forth the details of the occurrence requiring such notice and stating what action the relevant Credit Party has taken and proposes to take with respect thereto.
SECTION 5.04    Preservation of Existence, Etc. Each Credit Party will, and will cause each of its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by SECTION 6.03 or SECTION 6.04; (b) take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
SECTION 5.05    Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof.
SECTION 5.06    Maintenance of Insurance. Each Credit Party will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the relevant Credit Party and its Subsidiaries) as are customarily carried under similar circumstances by such Persons.
SECTION 5.07    Payment of Obligations. Each Credit Party will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the relevant Credit Party or such Subsidiary, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.08    Compliance with Laws. Each Credit Party will, and will cause each of its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.09    Environmental Matters. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Credit Party will, and will cause each of its Subsidiaries and each Controlled Investment Entity to, (a) comply with all Environmental Laws, (b) obtain, maintain in full force and effect and comply with any permits, licenses or approvals required for the facilities or operations of such Credit Party or any of its Subsidiaries or any Controlled Investment Entity, and (c) conduct and complete any investigation, study, sampling or testing, and undertake any corrective, cleanup, removal, response, remedial or other action necessary to identify, report, remove and clean up all Hazardous Materials present or released at, on, in, under or from any of the facilities or real properties of such Credit Party or any of its Subsidiaries or any Controlled Investment Entity.
SECTION 5.10    Books and Records. Each Credit Party will, and will cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Credit Party or such Subsidiary, as the case may be.
SECTION 5.11    Inspection Rights. Each Credit Party will, and will cause each of its Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each

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Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of such Credit Party and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that, other than with respect to such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Lender may exercise rights under this Section and (b) the Administrative Agent shall not exercise such rights more often than two times during any calendar year; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing under this Section at the expense of such Credit Party and at any time during normal business hours and without advance notice.
SECTION 5.12    Use of Letters of Credit. The Borrower will, and will cause each of its Subsidiaries and Affiliates to, use the Letters of Credit issued hereunder, to provide collateral support for reinsurance transactions of the Borrower or any Eligible Affiliate not in contravention of any Law or of any Credit Document and to support reinsurance obligations the Borrower or any Eligible Affiliate.
SECTION 5.13    Sanctions; Anti-Corruption Laws. Each Credit Party will maintain in effect policies and procedures designed to promote compliance by such Credit Party, its Subsidiaries, each Controlled Investment Entity, and their respective directors, officers, employees, and agents with applicable Sanctions and with the Bribery Act, the FCPA and any other applicable anti-corruption and anti-money laundering laws.
SECTION 5.14    Bermuda Solvency Coverage Ratio. The Parent shall ensure at all times that the Group Enhanced Capital Resources exceed 100 percent of the Group Enhanced Capital Requirement.
ARTICLE VI

NEGATIVE COVENANTS
Until the Commitments have expired or been terminated and all Obligations have been Paid in Full, each Credit Party covenants and agrees with the Finance Parties that:
SECTION 6.01    Indebtedness. No Credit Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Credit Documents;
(b)    Indebtedness outstanding on the date hereof and listed on Schedule 6.01 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;
(c)    Guarantees:
(i)    of any Credit Party or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of such Credit Party or any Wholly-Owned Subsidiary;
(ii)    given in respect of netting or set-off arrangements permitted pursuant to SECTION 6.02(m);
(iii)    given by the Parent or any Subsidiary of the Parent in the ordinary course of its insurance business excluding, for the avoidance of doubt, (x) any Guarantee of Indebtedness which Indebtedness is not otherwise permitted under this SECTION 6.01 and (y) any Guarantee of Indebtedness incurred by any Investment Entity;
(iv)    not otherwise permitted hereunder made in the ordinary course of business in an aggregate amount not exceeding $100,000,000 (but in no event shall this subclause (iv) permit any Guarantees in respect of which the “primary obligor” is an Investment Entity);

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provided that no new Guarantees of Indebtedness will be permitted at any time after the occurrence of a Default which is continuing, other than Guarantees of Indebtedness provided in the ordinary course of trading by members of the Group which are not Credit Parties;
(d)    obligations (contingent or otherwise) of a Credit Party or any Subsidiary existing or arising under any Swap Contract entered into in compliance with SECTION 6.17;
(e)    Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created or increased or has its maturity date extended (other than by the waiver of any applicable change of control provision) in contemplation of, or in connection with, or since such Person becoming a Subsidiary and (ii) the principal amount of any such Indebtedness that remains outstanding for a period of more than six months following the applicable acquisition shall not at any time exceed 5% of the Consolidated Net Worth of the Parent;
(f)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(g)    Indebtedness (i) resulting from a bank or other financial institution honoring a check, draft or similar instrument in the ordinary course of business or (ii) arising under or in connection with cash management services in the ordinary course of business;
(h)    Acquisition SPV Indebtedness in an aggregate principal amount not exceeding 25% of Consolidated Net Worth at any time outstanding (provided that no such Acquisition SPV Indebtedness shall be utilized in respect of or for the benefit of any Investment Entity);
(i)    Indebtedness incurred pursuant to any letter of credit or its equivalent in the ordinary course of business or any deposit facility in the ordinary course of business;
(j)    Indebtedness incurred under any Syndicate Arrangement;
(k)    other Indebtedness of any member of the Group that is not a Credit Party in an aggregate principal amount for all such Indebtedness under this paragraph (k) not exceeding 7.5% of Consolidated Net Worth at any time outstanding (provided that this basket shall not be utilized to Guarantee Indebtedness of an Investment Entity);
(l)    the Revolving Credit Facility;
(m)    [Reserved];
(n)    other Indebtedness of a Credit Party, any Insurance Subsidiary, any Holding Company of an Insurance Subsidiary or any Finance Subsidiary, in each case, that would not cause a breach of SECTION 6.12 and which is unsecured and, to the extent such Indebtedness is an obligation of a Credit Party, ranks pari passu with, or is subordinated to, any rights or claims of the Lenders under any of the Credit Documents (provided that this basket shall not be utilized to Guarantee Indebtedness of an Investment Entity);
(o)    to the extent constituting Indebtedness, Investments of any Credit Party in any Subsidiary or in another Credit Party and Investments of any Subsidiary in any Credit Party or in another Subsidiary not otherwise prohibited by this Agreement; provided that any such Indebtedness shall, by its terms, be expressly subordinated in right of payment to the Obligations; and
(p)    Indebtedness of Insurance Subsidiaries owing to Federal Home Loan Banks in an aggregate principal amount for all such Indebtedness under this SECTION 6.01(p) not exceeding 5% of Consolidated Net Worth at any time outstanding.
SECTION 6.02    Liens. No Credit Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

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(a)    Liens existing on the date hereof and listed on Schedule 6.02 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by SECTION 6.01(b), (iii) the direct or any contingent obligor with respect thereto is not changed (except to release an obligor) and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 6.01(b);
(b)    Liens for Taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(d)    pledges or deposits in the ordinary course of business in connection with (i) workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, and (ii) public utility services provided to a Credit Party or a Subsidiary;
(e)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(f)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of a Credit Party and its Subsidiaries;
(g)    Liens securing judgments for the payment of money (or appeal bonds related thereto) not constituting an Event of Default under SECTION 7.01(j);
(h)    any Lien existing on any property or asset prior to the acquisition thereof by a Credit Party or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of, in connection with or since such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, or replacement and (iv) the principal amount of any obligations secured by such Liens that remains outstanding for a period of more than six months following the applicable acquisition shall not at any time exceed 5% of Consolidated Net Worth of Parent;
(i)    Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) in favor of a banking institution encumbering deposits (including the right of setoff) that are customary in the banking industry, (iii) in favor of a custodian bank on assets subject to the custodial arrangement with such custodian bank which arrangements are entered into in the ordinary course of business and (iv) securing Indebtedness permitted under SECTION 6.01(g);
(j)    any interest or title of a lessor, sublessor, licensor or sublicensor under leases or licenses permitted by this Agreement that are entered into in the ordinary course of business;

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(k)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary conduct of the business of the Credit Parties and their Subsidiaries, or (ii) secure any Indebtedness;
(l)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(m)    any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as (A) such arrangement does not permit credit balances of Credit Parties to be netted or set-off against debit balances of members of the Group which are not Credit Parties and (B) such arrangement does not give rise to other Lien over the assets of Credit Parties in support of liabilities of members of the Group which are not Credit Parties;
(n)    Liens provided by an Acquisition SPV to the provider of any credit facilities constituting Acquisition SPV Indebtedness over all or part of the assets of that Acquisition SPV or any limited recourse Liens provided by any Holding Company of an Acquisition SPV over all or part of the Equity Interests or other ownership interests held in that Acquisition SPV;
(o)    Liens in support of (i) a letter of credit or its equivalent or (ii) a deposit facility, in both cases, in the ordinary course of business;
(p)    Liens arising by virtue of trust arrangements, withheld balances, administrative accounts, or any other collateral or security arrangements incurred in connection with any Policies, Insurance Agreements, Novation Agreements, Retrocession Agreements, Fronting Arrangements, Reinsurance Agreements or related agreements in the ordinary course of business or capital support agreements or any other agreements by the Credit Parties in support of the capital of any member of the Group, or guarantees or any other agreements by the Credit Parties guaranteeing the obligations of any member of the Group under any Policies, Insurance Agreements, Novation Agreements, Retrocession Agreements, Fronting Arrangements or Reinsurance Agreements, or related agreements;
(q)    Liens from time to time securing the Revolving Credit Facility;
(r)    [Reserved];
(s)    Liens encumbering any (i) cash or Cash Equivalents, or (ii) any marketable securities or other financial instruments owned or held by a Credit Party or any Subsidiary (excluding any securities or financial instrument that is issued by any Subsidiary or Investment Entity), in each case securing obligations (contingent or otherwise) of such Credit Party or any Subsidiary existing or arising under any Swap Contract entered into in compliance with SECTION 6.17;
(t)    Liens granted or subsisting under any deed or agreement required by or on behalf of the Account Party in connection with its insurance business at, or its membership of, Lloyd’s;
(u)    any Liens over or affecting any asset forming part of a trust fund (or, in the case of reinsurance recoveries or other things in action, whose proceeds will form part of a trust fund) which is held subject to the provisions of any deed or agreement of the kind referred to in clause (r) above, where such Lien is created to secure obligations arising under a Syndicate Arrangement; and
(v)    Liens securing Indebtedness and other obligations (other than Indebtedness and other obligations of an Investment Entity) in an aggregate amount not exceeding 5% of Consolidated Net Worth at any time outstanding.
SECTION 6.03    Fundamental Changes. No Credit Party will, nor will it permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary may merge with (i) a Credit Party, provided that a Credit Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries (other than

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a Credit Party), provided that when any Wholly-Owned Subsidiary is merging with another Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving Person;
(b)    any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Credit Party or to another Subsidiary; provided that if the transferor in such a transaction is a Wholly-Owned Subsidiary, then the transferee shall either be a Credit Party or another Wholly-Owned Subsidiary and if the transferor is a Credit Party, then the transferee shall be a Credit Party;
(c)    a Credit Party and its Subsidiaries may make Dispositions permitted by SECTION 6.04;
(d)    any Investment not otherwise prohibited by this Agreement may be structured as a merger, consolidation or amalgamation; and
(e)    any Subsidiary may dissolve, liquidate or wind up its affairs if it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing.
SECTION 6.04    Dispositions. No Credit Party will, and will not permit any Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions of inventory and Investments in the ordinary course of business (other than Equity Interests of Subsidiaries, lines of business, real property or intellectual property);
(c)    Dispositions of assets (other than Equity Interests of Subsidiaries, lines of business, real property or intellectual property) to the extent that such assets are exchanged for other assets comparable or superior as to type, value and quality;
(d)    Dispositions of property by (i) any Wholly-Owned Subsidiary (which is not itself a Credit Party) to a Credit Party or to another Wholly-Owned Subsidiary, (ii) any Subsidiary (which is not itself a Credit Party or a Wholly-Owned Subsidiary) to a Credit Party or to another Subsidiary or (iii) a Credit Party to another Credit Party or a Wholly-Owned Subsidiary;
(e)    Dispositions of property as a result of a casualty event involving such property or any Disposition of real property to a Governmental Authority as a result of a condemnation of such real property;
(f)    Dispositions of assets (other than cash) to an Acquisition SPV;
(g)    Dispositions permitted by SECTION 6.03;
(h)    Dispositions of intellectual property rights that are no longer used or useful in the business of a Credit Party and its Subsidiaries;
(i)    Restricted Payments permitted by SECTION 6.05 and Investments not otherwise prohibited by this Agreement;
(j)    Dispositions of all or part of any Investments acquired after the date of this Agreement provided that such disposal is completed within 180 days of that acquisition;
(k)    Dispositions of assets by a Credit Party and its Subsidiaries, including Insurance Subsidiaries, in connection with an Insurance Agreement, Policy, Retrocession Agreement, Novation Agreement, Commutation Agreement, Fronting Arrangement or Reinsurance Agreement or any related agreement, in each case in the ordinary course of business;
(l)    Dispositions of Equity Interests of Subsidiaries; provided that the aggregate book value of Equity Interests Disposed of pursuant to this clause (l) in any fiscal year shall not exceed 5% of Consolidated Net Worth of Parent; and

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(m)    Dispositions by a Credit Party and its Subsidiaries not otherwise permitted under this Section; provided that the aggregate book value of all property Disposed of pursuant to this clause (m) in any fiscal year shall not exceed 5% of Consolidated Net Worth of the Parent.
SECTION 6.05    Restricted Payments. Parent will not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)    the Parent may declare and make dividend payments or other distributions payable solely in Equity Interests of the Parent;
(b)    the Parent may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new common Equity Interests;
(c)    the Parent may (i) declare or pay cash dividends to its shareholders and (ii) purchase, redeem or otherwise acquire for cash its Equity Interests if no Default or Event of Default exists either before or after giving effect thereto; and
(d)    the Parent may pay withholding or similar taxes payable by any future, present or former employee, director or officer (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) in connection with any repurchases of Equity Interests or the exercise of stock options.
SECTION 6.06    Investments in Investment Funds. No Credit Party will, and will not permit any Subsidiary to, make any Investments in any Investment Entity excepts Investments made in accordance with the investment policy of the Parent and its Subsidiaries as approved by the board of directors (or a committee thereof) of the Parent from time to time.
SECTION 6.07    Transactions with Affiliates. Each Credit Party will not, and will not permit any Subsidiary to, enter into any transaction of any kind with any Affiliate of a Credit Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Credit Party or such Subsidiary as would be obtainable by such Credit Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the Credit Parties and any of their Wholly-Owned Subsidiaries or between and among any Wholly-Owned Subsidiaries, (b) Restricted Payments permitted by SECTION 6.05, (c) Investments in Subsidiaries (d) Investments in existence on the Closing Date and identified on Schedule 6.07, and any refinancing, refunding, renewal or extension of any such Investment that does not increase the amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension, (e) Investments approved by the audit subcommittee of the board of directors of the Parent, and (f) transactions in the ordinary course of business with Investment Funds, Investment Fund Managers and Investment Fund GPs.
SECTION 6.08    Reserved.
SECTION 6.09    Changes in Fiscal Periods. Each Credit Party will not permit the last day of its fiscal year to end on a day other than December 31 or change any Credit Party’s method of determining its fiscal quarters.
SECTION 6.10    Changes in Nature of Business. Each Credit Party will not, and will not permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted by such Credit Party and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.
SECTION 6.11    Reserved.
SECTION 6.12    Financial Covenants.
(a)    Parent Net Worth. The Consolidated Net Worth of the Parent shall at all times not be less than the aggregate of:
(i)    $4,300,000,000; plus

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(ii)    50.0% of the net income available for distribution to common shareholders of the Parent at any time after June 30, 2022, excluding the aggregate amount (without duplication) of total net unrealized gains or losses on investments for each fiscal period beginning after June 30, 2022; plus
(iii)    50.0% of the proceeds of any common stock issuance of the Parent made after June 30, 2022
The calculations in clause (ii) and (iii) above shall be made as of the last day of each fiscal quarter or fiscal year of the Parent as set forth in the financial statements delivered pursuant to SECTION 5.01(a) and SECTION 5.01(b).
(b)    Gearing Ratio. The Consolidated Financial Indebtedness of the Parent shall not at any time be more than 35.0% of the Total Capital.
(c)    The financial covenants in this SECTION 6.12 shall be in effect at all times but shall be tested on each Quarter Date commencing with the first Quarter Date after the Closing Date. The financial covenants set out in SECTION 6.12(a) and SECTION 6.12(b) shall be calculated in accordance with GAAP and, in each case, shall be tested first by reference to the quarterly consolidated balance sheet and related financial statements and, where available, by reference to the annual consolidated balance sheet and related financial statements (each delivered in accordance with SECTION 5.01(b) and SECTION 5.01(a)(i) respectively). No item shall be deducted or credited more than once in any such calculation. Where an amount in any financial statement is not denominated in Dollars, it shall be converted into Dollars at the rate specified in the financial statements so long as such rate has been set in accordance with GAAP.
(d)    Notwithstanding anything set forth in this Agreement, for purposes of calculating the financial covenant set forth in SECTION 6.12(b), no Investment Entity shall be consolidated with the Parent, but rather shall be accounted for on a non-consolidated basis with its carrying value contributing to the various components of the financial covenant set forth in SECTION 6.12(b), in each case in a manner that is consistent with the treatment of InRe Fund L.P. in the Parent’s consolidated financial statements for the fiscal year ended December 31, 2020 and in the case of any other Investment Fund, the Borrower’s consolidated financial statements for the fiscal year ended most recently prior to such Investment Fund’s consolidation.
SECTION 6.13    Sanctions; Anti-Corruption Use of Proceeds. No Credit Party nor any Eligible Affiliate will, directly or indirectly, use any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the Bribery Act, the FCPA or any other applicable anti-corruption law, or (b) (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Letters of Credit, whether as the Several L/C Issuing Bank, the Administrative Agent, an Arranger, a Lender, an underwriter, an advisor, an investor or otherwise).
SECTION 6.14    Bermuda Private Act. No Credit Party will become subject to a Private Act which, in the reasonable determination of the Administrative Agent, would be adverse in any material respect to the rights or interests of the Lenders.
SECTION 6.15    Share Capital. No Credit Party (other than the Parent) will issue any Equity Interests except to another Credit Party.
SECTION 6.16    Amendments. No Credit Party shall amend its Organizational Documents in a way that could reasonably be expected to materially and adversely affect the interests of the Lenders.
SECTION 6.17    Swap Contracts. No Credit Party will enter into any Swap Contract for speculative purposes, unless such Swap Contract is consistent with such Credit Parties’ investment policies.

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ARTICLE VII

EVENTS OF DEFAULT
SECTION 7.01    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)    any Credit Party shall fail to pay any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Credit Party shall fail to pay (i) any interest on any Reimbursement Obligation, when the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days, or (ii) any fee or other amount due and payable under this Agreement or under any other Credit Document (other than an amount referred to in clause (a) of this Section), when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Credit Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;
(d)    any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in SECTION 5.01, SECTION 5.02, SECTION 5.03(a), SECTION 5.04 (with respect to any Credit Party’s existence), SECTION 5.12, SECTION 5.13, SECTION 6.04 to SECTION 6.06 (inclusive) or SECTION 6.09 to SECTION 6.16 (inclusive);
(e)    any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Credit Document (other than those specified in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of 10 or more Business Days after the earlier of notice thereof by the Administrative Agent to the Borrower or a Credit Party becoming aware of the failure to comply;
(f)    any Credit Party or any Subsidiary shall fail to observe or perform any agreement or condition relating to any Indebtedness (other than Indebtedness under the Credit Documents) having an aggregate principal amount of more than $100,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness;
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, rehabilitation, conservatorship, delinquency or other relief in respect of any Credit Party or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any of its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 45 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

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(h)    any Credit Party or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any of its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(i)    any Credit Party or any of its Material Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(j)    there is entered against any Credit Party or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $100,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) a non-monetary final judgment or order that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;
(k)    an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that could reasonably be expected to have a Material Adverse Effect;
(l)    a Change of Control shall occur or a Credit Party (other than the Parent) ceases to be a Wholly-Owned Subsidiary of the Parent;
(m)    the cessation, variation or imposition of limitations (for any reason) of any consent, authorization, license or exemption which is required to enable the Parent or any Subsidiary to carry on its business, or the taking by any governmental, regulatory or other authority of any action in relation to the Parent or any Subsidiary which is reasonably likely to have a Material Adverse Effect, save that no Event of Default under this SECTION 7.01(m) will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Administrative Agent giving notice to the Borrower and (ii) the Parent or the Borrower becoming aware of the failure to comply;
(n)    any fine, levy or sanctions are imposed upon any member of the Group or any Controlled Investment Entity by the Bermuda Monetary Authority, the PRA or the FCA or by any equivalent regulatory authority in any other jurisdiction or under the Financial Services and Markets Act 2000 of the United Kingdom or any equivalent legislation or regulation in any other jurisdiction which is reasonably likely to have a Material Adverse Effect; or
(o)    the Guaranty or any other material provision of this Agreement or any other Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in writing the validity or enforceability of any provision of any Credit Document; or any Credit Party denies in writing that it has any or further liability or obligation under any Credit Document to which it is a party, or purports in writing to revoke, terminate or rescind any such Credit Document;
then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(i)    terminate the Commitments, and thereupon the Commitments shall terminate immediately;
(ii)    require that the Borrower Cash Collateralize the L/C Obligations;

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(iii)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Credit Documents and Applicable Law; and
(iv)    require the Borrower to obtain the return of any outstanding Letters of Credit;
provided that, in case of any event with respect to a Credit Party described in clause (g) or (h) of this Section, the Commitments shall automatically terminate and the unreimbursed L/C Disbursements, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, and the obligations of the Borrower to Cash Collateralize the L/C Obligations as provided in clause (ii) above shall automatically become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.
SECTION 7.02    Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to SECTION 2.15, be applied by the Administrative Agent as follows:
(a)    first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable and documented fees and disbursements and other charges of counsel payable under SECTION 10.03 and amounts payable to the Administrative Agent in its capacity as such);
(b)    second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than Reimbursement Obligations, interest and Letter of Credit fees) payable to the Lenders and the Several L/C Issuing Bank (including reasonable and documented fees and disbursements and other charges of counsel payable under SECTION 10.03) arising under the Credit Documents, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;
(c)    third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on unpaid Reimbursement Obligations, ratably among the Lenders and the Several L/C Issuing Bank in proportion to the respective amounts described in this clause (c) payable to them;
(d)    fourth, (i) to payment of that portion of the Obligations constituting Reimbursement Obligations and (ii) to Cash Collateralize that portion of L/C Obligations comprising the undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to SECTION 2.01, ratably among the Lenders and the Several L/C Issuing Bank in proportion to the respective amounts described in this clause (d) payable to them; provided that (x) any such amounts applied pursuant to subclause (ii) above shall be paid to the Administrative Agent for the ratable account of the Several L/C Issuing Bank to Cash Collateralize such L/C Obligations, (y) subject to SECTION 2.01(c), amounts used to Cash Collateralize the aggregate amount of Letters of Credit pursuant to this clause (d) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of Cash Collateral shall be distributed in accordance with this clause (d);
(e)    fifth, to the Payment in Full of all other Obligations, in each case ratably among the Finance Parties based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(f)    finally, the balance, if any, after all Obligations have been Paid in Full, to the Borrower or as otherwise required by Law.
ARTICLE VIII

AGENCY
SECTION 8.01    Appointment and Authority. Each Lender hereby irrevocably appoints National Australia Bank Limited to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise provided in SECTION 8.06(b), the provisions of this Article are solely for the benefit of the Finance Parties, and no

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Credit Party or other Person shall have any rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 8.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its branches and Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Credit Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 8.03    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Credit Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in SECTION 7.01 and SECTION 10.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by a Credit Party, a Lender or the Several L/C Issuing Bank.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 8.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate,

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consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the issuance, extension, amendment, increase, reinstatement or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Several L/C Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Several L/C Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Several L/C Issuing Bank prior to the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facility under this Agreement as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 8.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Several L/C Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, or an Affiliate of any such bank with an office in New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Several L/C Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Several L/C Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article

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and SECTION 10.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. To the extent the retiring or removed Administrative Agent is holding cash, deposit account balances or other credit support as collateral for Cash Collateralized Letters of Credit, the retiring or removed Administrative Agent shall at or reasonably promptly following the Resignation Effective Date cause such collateral to be transferred to the successor Administrative Agent, or if no successor Administrative Agent has been appointed and accepted such appointment, to the respective LC Issuer ratably according to the outstanding amount of Cash Collateralized Letters of Credit issued by them, in each case to be held as collateral for such Cash Collateralized Letters of Credit in accordance with this Agreement.
SECTION 8.07    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Credit Parties or any of their Affiliates, shall be deemed to constitute any representation or any warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its (or their Related Parties’) possession. Each Lender and the Several L/C Issuing Bank represents to each Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Several L/C Issuing Bank or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Several L/C Issuing Bank or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans.
SECTION 8.08    No Other Duties. Anything herein to the contrary notwithstanding, the Arrangers, the Syndication Agents and the Documentation Agent listed on the cover page of this Agreement shall not have any duties or responsibilities under this Agreement or any of the other Credit Documents, except in their capacity, as applicable, as Lenders hereunder.
SECTION 8.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether any Reimbursement Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Credit Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount owing and unpaid in respect of the L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Several L/C Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Several L/C Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Several L/C Issuing Bank and the Administrative Agent under SECTION 10.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Several L/C Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Several L/C Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under SECTION 10.03. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the Several L/C Issuing Bank or any other Agent any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, the Several L/C Issuing Bank or any other Agent or to authorize the Administrative Agent to vote in respect of the claim of any Lender, the Several L/C Issuing Bank or any other Agent in any such proceedings.
SECTION 8.10    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies a Finance Party, or any Person who has received funds on behalf of a Finance Party (any such Finance Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Finance Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this SECTION 8.10 and held in trust for the benefit of the Administrative Agent, and such Finance Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Finance Party or any Person who has received funds on behalf of a Finance Party and each of their respective successors and assigns) , agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Finance Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment;
(ii)    such Finance Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this SECTION 8.10(b). For the avoidance of doubt, the failure

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to deliver a notice to the Administrative Agent pursuant to this SECTION 8.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to SECTION 8.10(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Finance Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Finance Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Finance Party under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Finance Party, to the rights and interests of such Finance Party under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Credit Party; provided that this SECTION 8.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of any Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Credit Document) the Borrower for the purpose of making a payment on the obligations.
(e)    To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(f)    Each party’s obligations, agreements and waivers under this SECTION 8.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Finance Party, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.
SECTION 8.11    Withholding Tax(a)    . To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
ARTICLE IX

GUARANTY
SECTION 9.01    Guaranty of the Obligations(a)    . The Guarantors hereby jointly and severally guarantee to the Administrative Agent, for the ratable benefit of the Beneficiaries, the due and punctual Payment in Full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

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SECTION 9.02    Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law or of the laws of the jurisdiction of incorporation or organization of any Guarantor; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 9.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this SECTION 9.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this SECTION 9.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 9.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this SECTION 9.02.
SECTION 9.03    Payment by Guarantors(a)    . The Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), the Guarantors will immediately upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Beneficiaries, an amount equal to the sum of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.
SECTION 9.04    Liability of Guarantors Absolute(a)    . Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)    this Guaranty is a guaranty of payment when due and not of collectability;
(b)    this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(c)    Administrative Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between any Credit Party and any Beneficiary with respect to the existence of such Event of Default;
(d)    the obligations of each Guarantor hereunder are independent of the obligations of any other Credit Party, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any other Credit Party and whether or not such Credit Party is joined in any such action or actions;

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(e)    payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce the Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(f)    any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and
(g)    this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document or any agreement relating to such other guaranty or security; (iii) (the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of any Credit Party or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which any Credit Party may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
SECTION 9.05    Waivers by Guarantor(a)    . Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any other Credit Party or any other Person with respect to the

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Guaranteed Obligations, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Credit Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Credit Party, including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any other Credit Party from any cause other than Payment in Full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in SECTION 9.04 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
SECTION 9.06    Guarantors' Rights of Subrogation, Contribution, etc(a)    . Until the Guaranteed Obligations shall have been Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any other Credit Party or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any other Credit Party with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any other Credit Party, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by SECTION 9.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any other Credit Party or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any Credit Party, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and Paid in Full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
SECTION 9.07    Subordination of Other Obligations(a)    . Any Indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations.
SECTION 9.08    Continuing Guaranty(a)    . This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been Paid in Full and the Commitments Terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
SECTION 9.09    Authority of Credit Parties(a)    . It is not necessary for any Beneficiary to inquire into the capacity or powers of any Credit Party or the officers, directors or any agents acting or purporting to act on behalf of any of them.

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SECTION 9.10    Financial Condition of Credit Parties(a)    . Any Credit Extension may be made to the Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of any Credit Party at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or the Guarantor’s assessment, of the financial condition of any Credit Party. Each Guarantor has adequate means to obtain information from any Credit Party on a continuing basis concerning the financial condition of such Credit Party and its ability to perform its obligations under the Credit Documents and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each Credit Party and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of any Credit Party now known or hereafter known by any Beneficiary.
SECTION 9.11    Bankruptcy, etc(a)    .
(a)    So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Several L/C Issuing Bank and the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any other Credit Party. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any other Credit Party or by any defense which any other Credit Party may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Credit Party or any of its Subsidiaries of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)    In the event that all or any portion of the Guaranteed Obligations are paid by any Credit Party or any of its Subsidiaries, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
SECTION 9.12    Instrument for the Payment of Money(a)    . Each Guarantor hereby acknowledges that the Guarantee in SECTION 9.01 constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion/action under New York CPLR Section 3213.
SECTION 9.13    General Limitation on Guarantee Obligations(a)    . In any action or proceeding involving any provincial, territorial or state corporate law or corporate law of a jurisdiction of incorporation or organization of any Guarantor, or any state or federal bankruptcy, insolvency, reorganization or other law (including any such law of a jurisdiction of incorporation or organization of any Guarantor) affecting the rights of creditors generally, if the obligations of any Guarantor under SECTION 9.01 would otherwise, taking into account the provisions of SECTION 9.02, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under SECTION 9.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Beneficiary or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. The Guaranty given by a Guarantor which is incorporated in England and Wales does not apply to any liability to the

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extent that it would result in this Guaranty constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.
ARTICLE X

MISCELLANEOUS
SECTION 10.01    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email as follows:
(i)    if to a Credit Party or to Enstar (US) Inc., to it at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM11, Bermuda, Attention of Peter Kalaev (Telephone No. +1 (646) 596-0241; Email: peter.kalaev@enstargroup.com) with a copy to 411 5th Ave., 5th Fl., New York, NY 10016 Attention of Liam Leyden (Telephone No. +1 (267) 290-4745; Email: );
(ii)    if to the Several L/C Issuing Bank, to National Australia Bank Limited at The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin / Agency Services, Northern Hemisphere; Email: / , with a copy to National Australia Bank Limited at Level 19, 277 Park Avenue, New York, N.Y. 10172, Attention of Marie Healey (Telephone No. 212-916-9691 / 212-916-9622; Email: ;
(iii)    if to the Administrative Agent, to National Australia Bank Limited at The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin / Agency Services, Northern Hemisphere; Email: / ; with a copy to National Australia Bank Limited at Level 19, 277 Park Avenue, New York, N.Y. 10172, Attention of Marie Healey (Telephone No. 212-916-9691 / 212-916-9622; Email: / ; and
(iv)    if to a Lender, to it at its address (or email address) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Several L/C Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Several L/C Issuing Bank pursuant to Article II if such Lender or the Several L/C Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.

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(d)    Platform.
(i)    The Credit Parties agree that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Several L/C Issuing Bank and the Lenders by posting the Communications on the Platform.
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Credit Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or the Several L/C Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.
(e)    Public Information. The Credit Parties hereby acknowledge that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Credit Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Credit Party hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of that Credit Party hereunder and under the other Credit Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” such Credit Party shall be deemed to have authorized the Agents and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to such Credit Party or its securities for purposes of U.S. federal and state securities Laws (provided, however, that to the extent that such Borrower Materials constitute Information, they shall be subject to SECTION 10.12); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Agents shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.
SECTION 10.02    Waivers; Amendments.
(a)    No Waiver; Remedies Cumulative; Enforcement. No failure or delay by the Administrative Agent, the Several L/C Issuing Bank or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent, the Several L/C Issuing Bank and the Lenders hereunder and under the Credit Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.
Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against any Credit Party shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with SECTION 7.01 for the benefit of all the Lenders and the Several L/C Issuing Bank; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (ii) the Several L/C Issuing Bank from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Several L/C

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Issuing Bank) hereunder and under the other Credit Documents, (iii) any Lender from exercising setoff rights in accordance with SECTION 10.08 (subject to the terms of SECTION 2.06) or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to SECTION 7.01 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to SECTION 2.06, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders
(b)    Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by any Credit Party therefrom, shall be effective unless in writing executed by the applicable Credit Party and the Required Lenders, and acknowledged by the Administrative Agent, or by the applicable Credit Party and the Administrative Agent with the consent of the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(i)    extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender);
(ii)    reduce the amount of, or rate of interest specified herein on, any Reimbursement Obligation or any fees or other amounts payable hereunder or under any other Credit Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of any Credit Party to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Reimbursement Obligation or other Obligation or to reduce any fee payable hereunder);
(iii)    postpone the due date for payment of any Reimbursement Obligation or any interest, fees or other amounts payable hereunder or under any other Credit Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;
(iv)    change SECTION 2.05(b) or SECTION 2.06 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(v)    waive any condition set forth in SECTION 4.01 without the written consent of each Lender;
(vi)    change any provision of this Section or the percentage in the definition of “Required Lenders”, “Tranche A Required Lenders”, “Tranche B Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (but any change to the definition of “Tranche A Required Lenders” shall only require the written consent of each Tranche A Lender and any change to the definition of “Tranche B Required Lenders” shall only require the written consent of each Tranche B Lender);
(vii)    amend, waive or otherwise modify any term or provision that directly affects the rights or duties of the Tranche A Lenders under the Tranche A Facility and does not directly affect the rights or duties of the Tranche B Lenders under the Tranche B Facility, in each case, without the written consent of the Tranche A Required Lenders;
(viii)    amend, waive or otherwise modify any term or provision that directly affects the rights or duties of the Tranche B Lenders under the Tranche B Facility and does not directly affect the rights or duties of the Tranche A Lenders under the Tranche A Facility, in each case, without the written consent of the Tranche B Required Lenders;

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(ix)    change SECTION 2.01(d) or SECTION 2.01(m) without the written consent of each Lender;
(x)    release the Guarantors from their guarantee obligations under Article IX of this Agreement without the written consent of each Lender;
(xi)    change any provision of SECTION 7.02 without the written consent of each Lender;
(xii)    make any change that results in the contractual subordination of the Obligations in right of payment to any other Indebtedness for borrowed money, without the written consent of each Lender;
(xiii)    amend this Agreement to permit the issuance of Letters of Credit in any currency other than Dollars without the written consent of each Lender; or
(xiv)    permit any Person that is not incorporated, formed or organized under the laws of Bermuda to become a party to this Agreement as a Borrower, without the written consent of each Lender directly and adversely affected thereby, provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Credit Document of the Administrative Agent, unless in writing executed by the Administrative Agent, the Credit Parties and the Lenders required above.
Notwithstanding anything herein to the contrary, (i) any amendment, waiver or other modification of this Agreement or any other Credit Document that by its terms directly affects the rights or duties of (a) the Tranche A Lenders, but not the Tranche B Lenders, or (b) the Tranche B Lenders, but not the Tranche A Lenders, may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number of percentage in interest of the Tranche A Lender or Tranche B Lenders, as applicable, that would be required to consent thereto under this SECTION 10.02(b) if the Tranche A Lenders or the Tranche B Lenders, as applicable, were the only Lenders hereunder at such time and (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its L/C Obligations may not be extended, the rate of interest in respect of any L/C Obligations may not be reduced and the principal amount of any of its L/C Obligations may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.
In addition, notwithstanding anything herein to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to amend and restate this Agreement if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within 10 Business Days following receipt of notice thereof.
SECTION 10.03    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred (whether incurred before or after the date hereof) by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of

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counsel for the Administrative Agent) in connection with the syndication of the facility under this Agreement, the preparation, negotiation, execution, delivery and administration of this Agreement, the Engagement Letter and the other Credit Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Several L/C Issuing Bank in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Several L/C Issuing Bank (including the reasonable fees, and expenses of one primary counsel and of a single firm of local counsel in each appropriate jurisdiction) for the Administrative Agent, any Lender or the Several L/C Issuing Bank, and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Several L/C Issuing Bank, in connection with the enforcement or protection of its rights (A) in connection with this Agreement, the Engagement Letter and the other Credit Documents, including its rights under this Section, or (B) in connection with the Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Letters of Credit.
(b)    Indemnification. The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Several L/C Issuing Bank, each Arranger, each Confirming Bank and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, and expenses of one primary counsel and of a single firm of local counsel in each appropriate jurisdiction), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Credit Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Several L/C Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of its Subsidiaries or any Controlled Investment Entity, or any Environmental Liability related in any way to any Credit Party or any of its Subsidiaries or any Controlled Investment Entity, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party, and regardless of whether any Indemnitee is a party thereto (including preparing a defense in respect of any such claim, litigation, investigation or proceeding); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by a Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdictions, or (z) result from a claim not involving an act or omission of any Credit Party and that is brought by an Indemnitee against another Indemnitee (other than against an Arranger or an Agent in their capacities as such and other than claims with respect to a Letter of Credit brought by one Indemnitee against another Indemnitee acting in a different capacity or role with respect to such Letter of Credit as opposed to an advising bank, confirming bank, negotiating bank or transferring bank. Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the Several L/C Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Several L/C Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Several L/C Issuing Bank in its capacity as such or any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Several L/C Issuing Bank in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of SECTION 2.05(e).

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The Credit Parties shall indemnify and hold harmless each Lender in respect of any payment made by such Lender pursuant to this paragraph (c).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable promptly and in any event not later than three (3) Business Days after demand therefor.
(f)    Survival. Each party’s obligations under this Section shall survive the termination of the Credit Documents and payment of the obligations hereunder.
SECTION 10.04    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its applicable Commitment); provided that (in each case with respect to any Tranche), (x) any Lender assigning all or a portion of its Tranche A Commitment that holds a corresponding Tranche B Commitment shall be required to make a corresponding and proportionate assignment of its Tranche B Commitment and vice versa, and (y) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s applicable Commitment or the L/C Obligations at the time owing to it (in each case with respect to any Tranche) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the applicable Commitment (which for this purpose includes L/C Obligations) or, if the applicable Commitment is not then in effect, the outstanding L/C Obligations the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

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(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the applicable Letter of Credit or the applicable Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of the Several L/C Issuing Bank shall be required (such consent not to be unreasonably withheld).
(iv)    NAIC Qualified Lender; No Disqualified Lenders. Each assignee shall be an NAIC Qualified Lender and shall provide written confirmation that such assignee would not be a Disqualified Lender (under clause (a) of the definition thereof) immediately after giving effect to such assignment.
(v)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(vi)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Parent or any of the Parent’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.
(vii)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(viii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent and the Administrative Agent, the applicable pro rata share of L/C Obligations not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all L/C Obligations in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTION 2.08, SECTION 2.09 and SECTION 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Credit Parties, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Total Credit Exposure of each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Credit Parties and the Finance Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Credit Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Credit Party, the Several L/C Issuing Bank or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its applicable Commitment or the applicable Obligations owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Credit Parties, the Administrative Agent, the Several L/C Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under SECTION 10.03(b) with respect to any payments made by such Lender to its Participant(s).
        Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in SECTION 10.02(b)(i) through (v) that affects such Participant. The Credit Parties agree that each Participant shall be entitled to the benefits of SECTION 2.08 and SECTION 2.09 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of SECTION 2.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under SECTION 2.08 or SECTION 2.09, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Parent's request and expense, to use reasonable efforts to cooperate with the Parent to effectuate the provisions of SECTION 2.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.08 as though it were a Lender; provided that such Participant agrees to be subject to SECTION 2.06 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in its rights or obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is

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necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 10.05    Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in any Credit Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Credit Extensions hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Several L/C Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Commitments have not expired or been terminated. The provisions of SECTION 2.08, SECTION 10.03, SECTION 10.15 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the Payment in Full of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 10.06    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    Electronic Execution of Credit Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Credit Documents including any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 10.07    Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provision shall be deemed to be in effect only to the extent not so limited.

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SECTION 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Several L/C Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the Several L/C Issuing Bank or any such Affiliate, to or for the credit or the account of any Credit Party against any and all of the obligations of any Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender, the Several L/C Issuing Bank or its Affiliates, irrespective of whether or not such Lender, the Several L/C Issuing Bank or such Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of any Credit Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the Several L/C Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of SECTION 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Several L/C Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Several L/C Issuing Bank or their respective Affiliates may have. Each Lender and the Several L/C Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 10.09    Governing Law; Jurisdiction; Etc.
(a)    Governing Law. This Agreement and the other Credit Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Jurisdiction. Each Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Finance Parties or any Related Party of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Credit Document shall (i) affect any right that any Finance Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Credit Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a) or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(c)    Waiver of Venue. Each Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)    Service of Process. Enstar (US) Inc. irrevocably consents to service of process in the manner provided for notices in SECTION 10.01. Each other Credit Party irrevocably appoints Enstar (US) Inc. as its agent for service of process in relation to any proceedings before any courts located in the State of New York in connection with this Agreement, agrees to maintain Enstar (US) Inc. as its agent for service of process in the State of New York until the earlier of (i) the date falling one year after the Final Termination Date and (ii) the date falling one year after the date on which this Agreement and any other Credit Documents are terminated in accordance with their terms, agrees that failure by any process agent to notify such Credit Party of the process will not invalidate the proceedings concerned, and consents to the service of process relating to any proceedings by a notice given to Enstar (US) Inc. in accordance with SECTION 10.01. Enstar (US) Inc. hereby irrevocably accepts such appointment. If the appointment of Enstar (US) Inc. ceases to be effective with respect to any Credit Party, such Credit Party must immediately appoint a different Person in the State of New York to accept service of process on the terms set out in this paragraph (d) on its behalf in the State of New York and, if such Credit Party does not appoint a process agent within 15 days, such Credit Party authorizes the Administrative Agent to appoint a process agent for, and at the expense of such Credit Party. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 10.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.12    Treatment of Certain Information; Confidentiality. Each Finance Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by Applicable Laws or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section (or as may otherwise be agreed to in writing by the Borrower), to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (B) any direct, indirect, actual or prospective party (or its Related Parties) to any swap, derivative securitization or other transaction under which payments are to be made by reference to any Credit Party and its obligations, this Agreement or payments hereunder, or (C) any actual or prospective Confirming Bank; (vii) on a confidential basis to (A) any rating agency in connection with rating any Credit Party or its Subsidiaries or this facility, (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this facility or (C) any insurer or insurance broker in connection with obtaining or obtaining a quote for credit risk insurance; (viii) with the consent of the Borrower; or (x) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Credit Party who did not acquire such information as a result of a breach of this Section or (C) has been or is subsequently independently conceived or developed by any Finance Party or any Arranger without reference to or reliance on non-public Information. In addition, the Finance Parties may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Finance Parties in connection with the administration of this Agreement, the other Credit Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Parent or any of its Subsidiaries relating to

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the Parent or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Finance Parties on a nonconfidential basis prior to disclosure by the Parent or any of its Subsidiaries; provided that, in the case of information received from the Parent or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 10.13    PATRIOT Act. Each Finance Party subject to the PATRIOT Act hereby notifies the Credit Parties that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the PATRIOT Act.
SECTION 10.14    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any L/C Disbursement, together with all fees, charges and other amounts that are treated as interest on such L/C Disbursement under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such L/C Disbursement in accordance with Applicable Law, the rate of interest payable in respect of such L/C Disbursement hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such L/C Disbursement but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other L/C Disbursements or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the Reimbursement Obligation or refunded to the applicable Credit Party so that at no time shall the interest and charges paid or payable in respect of such Reimbursement Obligation exceed the maximum amount collectible at the Maximum Rate.
SECTION 10.15    Payments Set Aside. To the extent that any payment by or on behalf of any Credit Party is made to any Finance Party, or any Finance Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Finance Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Several L/C Issuing Bank severally agree to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
SECTION 10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Credit Parties and their Subsidiaries and any Arranger, any Agent or any other Finance Party is intended to be or has been created in respect of the transactions contemplated hereby or by the other Credit Documents, irrespective of whether any Arranger, any Agent or any other Finance Party has advised or is advising any Credit Party or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Arrangers, the Agents and the other Finance Parties are arm’s-length commercial transactions between any Credit Party and its Affiliates, on the one hand, and the Finance Parties, on the other hand, (iii) each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; and (b) (i) the Arrangers, the Agents and each other Finance Party is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party or any of its Affiliates, or any other Person; (ii) none of the Arrangers, the Agents and the other Finance Parties has any obligation to any Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents;

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and (iii) the Arrangers, the Agents and the other Finance Parties and their respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Credit Party and its Affiliates, and none of the Arrangers, the Agents and the other Finance Parties has any obligation to disclose any of such interests to any Credit Party or its Affiliates. To the fullest extent permitted by Law, each Credit Party hereby waives and releases any claims that it may have against any of the Arrangers, the Agents and the other Finance Parties with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 10.17    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 10.18    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Several L/C Issuing Bank and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the L/C Obligations, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the L/C Obligations, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the L/C Obligations, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the L/C Obligations, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s

84

entrance into, participation in, administration of and performance of the L/C Obligations the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Several L/C Issuing Bank. Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Several L/C Issuing Bank, the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the L/C Obligations, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto).
SECTION 10.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Credit Party in respect of any such sum due from it to the Administrative Agent, the Several L/C Issuing Bank or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, the Several L/C Issuing Bank or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, the Several L/C Issuing Bank or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, the Several L/C Issuing Bank or any Lender from any Credit Party in the Agreement Currency, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Several L/C Issuing Bank or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, the Several L/C Issuing Bank or any Lender in such currency, the Administrative Agent, the Several L/C Issuing Bank or such Lender, as the case may be, agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under Applicable Law).
SECTION 10.20    Existing L/C Facility Agreement.
(a)    This Agreement does not extinguish the obligations for the payment of money outstanding under the Existing L/C Facility Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing L/C Facility Agreement, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of the Borrower under the Existing L/C Facility Agreement from any of its obligations and liabilities as the “Borrower” thereunder. The Borrower hereby confirms and agrees that, except as modified hereby or by instruments executed concurrently herewith, each Credit Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date of this Agreement all references in any such Credit Document to “the Credit Agreement,” “the Facility Agreement,” “the Facility,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Existing L/C Facility Agreement shall mean this Agreement.
(b)    Unless and until the conditions to the effectiveness set forth in SECTION 4.01 have been satisfied or waived in accordance with the terms hereof, this Agreement shall have no force and effect and the terms of the Existing L/C Facility Agreement shall remain in full force and effect and are hereby ratified for such purpose. Upon and after the effectiveness or due waiver of the conditions set forth in said SECTION 4.01, (i) this Agreement shall become effective and shall be in full force and effect and shall replace and supersede the terms of the Existing L/C Facility Agreement and (ii) and all Obligations of the Borrower outstanding as of such date under the Existing L/C Facility Agreement shall

85

be deemed to be Obligations outstanding under the corresponding facilities described herein and the Lenders (as defined in the Existing L/C Facility Agreement) shall be deemed to have assigned to the Lenders (as defined hereunder) such interests as necessary to ensure that the outstanding balance of each Facility reflects the ratable interests of the Lenders hereunder, without any further action. In furtherance thereof, the Lenders (as defined in the Existing L/C Facility Agreement) shall be deemed to have assigned to the Lenders (as defined hereunder) such interests as necessary to ensure that the outstanding Obligations reflect the ratable interests of the Lenders hereunder. It is acknowledged that certain lenders under the Existing L/C Facility Agreement have agreed to be repaid thereunder on the Closing Date and cease to be a party to this Agreement and that certain Lenders party hereto were not parties to the Existing L/C Facility Agreement but have joined this Agreement and become a Lender hereunder and under the other Credit Documents for all purposes by executing this Agreement.
[Remainder of page intentionally left blank]

86

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CAVELLO BAY REINSURANCE LIMITED
as Borrower

By /s/ Robert Morgan
Name: Robert Morgan
Title: Director & Chief Executive Officer

[Letter of Credit Facility Agreement Signature Page]

ENSTAR GROUP LIMITED
as Guarantor

By /s/ Orla Gregory
Name: Orla Gregory
Title: President

[Letter of Credit Facility Agreement Signature Page]

ENSTAR HOLDINGS (US) LLC
as Guarantor

By /s/ Richard Seelinger
Name: Richard Seelinger
Title: President & Chief Executive Officer

[Letter of Credit Facility Agreement Signature Page]

ENSTAR (US ASIA-PAC) HOLDINGS LIMITED
as Guarantor

By /s/ Siobhan Hextall
Name: Siobhan Hextall
Title: Director

[Letter of Credit Facility Agreement Signature Page]

KENMARE HOLDINGS LTD.
as Guarantor

By /s/ Elizabeth DaSilva
Name: Elizabeth DaSilva
Title: Director & Chief Operating Officer

[Letter of Credit Facility Agreement Signature Page]

ENSTAR (US) INC.
as agent for service of process

By /s/ Robert Redpath
Name: Robert Redpath
Title: Authorized Signatory

[Letter of Credit Facility Agreement Signature Page]

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937),
as Administrative Agent and Several L/C Issuing Bank

By /s/ Melisha Hughes
Name: Melisha Hughes
Title: Head of Agency Services, Northern Hemisphere

[Letter of Credit Facility Agreement Signature Page]

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937),
as Lender

By /s/ Carole Palmer
Name: Carole Palmer
Title: Director, Client Management and Execution

[Letter of Credit Facility Agreement Signature Page]

THE BANK OF NOVA SCOTIA,
as Lender

By /s/ Patrick Wong
Name: Patrick Wong
Title: Director, Corporate Banking, ScotiaBank

[Letter of Credit Facility Agreement Signature Page]

ING BANK N.V., LONDON BRANCH,
as Lender

By /s/ Mike Sharman
Name: Mike Sharman
Title: Managing Director

By /s/ Greg Arkus
Name: Greg Arkus
Title: Managing Director

[Letter of Credit Facility Agreement Signature Page]

BMO HARRIS BANK N.A.,
as Lender

By /s/ Benjamin Mlot
Name: Benjamin Mlot
Title: Director

[Letter of Credit Facility Agreement Signature Page]

COMMONWEALTH BANK OF AUSTRALIA
(ABN 48 123 123 124),
as Lender

By /s/ Eunice Zhou
Name: Eunice Zhou
Title: Associate Director

[Letter of Credit Facility Agreement Signature Page]

COMMERZBANK AG NEW YORK BRANCH,
as Lender

By /s/ Leonard Meyer
Name: Leonard Meyer
Title: Authorized Signatory

By /s/ Michael McCarthy
Name: Michael McCarthy
Title: Authorized Signatory

[Letter of Credit Facility Agreement Signature Page]

EXHIBIT A

[FORM OF ASSIGNMENT AND ASSUMPTION]

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective tranches identified below (including any guarantees included in such tranches), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:    _________________________________________
            _________________________________________
2.    Assignee:    _________________________________________
            _________________________________________
    [Assignee is an [Affiliate][Approved Fund] of [identify Lender]
3.    Borrower:    Cavello Bay Reinsurance Limited, an exempted company limited by shares and incorporated in Bermuda
4.    Administrative Agent:    National Australia Bank Limited, as the Administrative Agent under the Credit Agreement
5.    Credit Agreement: The $800,000,000 Amended and Restated Letter of Credit Facility Agreement, dated as of July 28, 2023, among the Borrower identified in item 3 above, the Guarantors parties thereto, the Lenders party thereto, and National Australia Bank Limited as Administrative Agent.
6.    Assigned Interest:

Tranche Assigned	Aggregate Amount of Commitment/L/C Obligations for all Lenders	Amount of Commitment/ L/C Obligations Assigned	Percentage Assigned of Commitment/ L/C Obligations
	$	$	%
	$	$	%
	$	$	%

Exhibit A - 1

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]
By:_________________________________
Name:
Title:
ASSIGNEE

[NAME OF ASSIGNEE]
By:_________________________________
Name:
Title:

Consented to and Accepted:
NATIONAL AUSTRALIA BANK LIMITED,
as Administrative Agent
By: _________________________________
Name:
Title:

Consented to:
NATIONAL AUSTRALIA BANK LIMITED,
as Several L/C Issuing Bank
By: _________________________________
Name:
Title:
[Consented to:1
ENSTAR GROUP LIMITED
By: ________________________________
Name:
Title:]
1 To be added only if the consent of the Parent is required by the terms of the Credit Agreement.

Exhibit A - 2

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. the Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.
1.2    Assignee. the Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A - 3

EXHIBIT B

[RESERVED]

Exhibit B - 1

EXHIBIT C-1

[FORM OF TOGGLE LETTER OF CREDIT]2

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER [ ]
NATIONAL AUSTRALIA BANK LIMITED, AS SEVERAL L/C ISSUING BANK

Effective Date: --------------------------------------------------
Beneficiary Name :-----------------------------------------------
Beneficiary Address:---------------------------------------------
For the account of [Insert relevant Borrower/Applicant Name], National Australia Bank Limited, in its capacity as administrative agent and attorney-in-fact for the Letter of Credit Banks (as defined below) (in such capacity, the “Several L/C Issuing Bank”) hereby issues this clean, irrevocable and unconditional letter of credit - number [****], on behalf of the issuing banks listed below (hereinafter referred to individually as a “Letter of Credit Bank” and collectively as the “Letter of Credit Banks”), in your favor as beneficiary (the “Beneficiary”) available on any Business Day for an aggregate amount of up to the maximum of US$ [******] effective as at the date set forth above and expiring at 4PM Eastern Standard Time at the office of National Australia Bank Limited, as Several L/C Issuing Bank, located at The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin / Agency Services, Northern Hemisphere or such other office as the Several L/C Issuing Bank shall notify you in writing, on the Expiration Date (as defined below).
Reference is also made to that certain clean and irrevocable letter of credit – number [****] issued on the Effective Date hereto to [insert relevant Beneficiary Name] for the account of [Insert relevant Borrower/Applicant Name] by National Australia Bank Limited, in its capacity as administrative agent and attorney-in-fact for the “Letter of Credit Banks” (as defined therein) (the “Toggle Letter of Credit”).
The maximum liability of each Letter of Credit Bank with respect to any demands for payment made hereunder shall be its Commitment Share listed below of the amount of such demand for payment, as follows:

Letter of Credit Bank	Commitment Share	Maximum share of Letter of Credit amount
National Australia Bank Limited	[***]%	US$[***]
[Lender]	[***]%	US$[***]
Total		US$[***]

Upon funds being made available to you by a Letter of Credit Bank of its Commitment Share of the amount specified in the relevant sight draft drawn on such Letter of Credit Bank hereunder, such Letter of Credit Bank shall be discharged of its obligations under this Letter of Credit with respect to such sight draft, such Letter of Credit Bank shall not be obligated thereafter to make any further payments under this Letter of
2 Each Toggle Beneficiary shall be issued two Toggle Letters of Credit.

Exhibit C-1 - 1

Credit with respect to such sight draft, and the amount available to be drawn thereafter under this Letter of Credit from such Letter of Credit Bank shall be automatically and permanently reduced by an amount equal to its Commitment Share of the amount of such sight draft. The obligations of the Letter of Credit Banks hereunder are several and not joint and no Letter of Credit Bank shall be responsible or otherwise liable for the failure of any other Letter of Credit Bank to perform its obligations hereunder, nor shall the failure of any Letter of Credit Bank to perform its obligations under this Letter of Credit relieve any other Letter of Credit Bank of its obligations hereunder. National Australia Bank Limited, solely in its capacity as the Several L/C Issuing Bank, shall have no liability for the obligations of any Letter of Credit Bank hereunder.
Subject to terms of this paragraph, funds under this Letter of Credit are available to you, as the beneficiary (and any successor by operation of law), on or prior to the Expiration Date as then in effect against your sight draft(s), in the form set out in Annex A hereto, presented to the Several L/C Issuing Bank, purportedly signed by your duly authorized officer, bearing the clause “Drawn under Standby Letter of Credit number [****] dated [****].” No document other than a sight draft need be presented in order for you to obtain funds. Partial and multiple drawings are permitted. All drafts must be presented on any Business Day to the Several L/C Issuing Bank at (i) The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin / Agency Services, Northern Hemisphere, (ii) Level 19, 277 Park Avenue, New York, N.Y. 10172, Attention of Marie Healey or (iii) such other office as the Several L/C Issuing Bank shall notify you in writing, in one lot along with this original Letter of Credit and amendments hereto, if any. Notwithstanding the foregoing, in respect of any drawing under this Letter of Credit, you, as beneficiary of the Toggle Letter of Credit, shall also make a drawing under the Toggle Letter of Credit pursuant to the terms thereof and all drawings under this Letter of Credit and the Toggle Letter of Credit shall be pro rata, such that (i) the amount claimed by you as the beneficiary under the Toggle Letter of Credit shall be pro rata (as a percentage of the amount drawn under this Letter of Credit against the total face value of this Letter of Credit) to the amount claimed by you as the beneficiary under this Letter of Credit, and (ii) any delivery of a sight draft pursuant to this Letter of Credit shall be accompanied by delivery of a sight draft under the Toggle Letter of Credit pursuant to the term of the Toggle Letter of Credit (such requirements, the “Toggle Requirements”), and funds under this Letter of Credit are not available if the Toggle Requirements are not satisfied; provided that if the face value of either the Toggle Letter of Credit or this Letter of Credit is zero, the Toggle Requirements will not have to be satisfied and the drawings under the Toggle Letter of Credit or this Letter of Credit will not have to be made on a pro rata basis.
This Letter of Credit sets forth in full the terms of the Letter of Credit Banks’ undertaking to you and, except as expressly set forth herein, is not subject to any agreement, conditions or qualifications outside of it. Such undertaking to you shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to, or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document or instrument. The Letter of Credit Banks’ obligations under this Letter of Credit are in no way contingent upon reimbursement of any drawing under this Letter of Credit.
This Letter of Credit may be amended by the Several L/C Issuing Bank without your consent to delete a Letter of Credit Bank, add a Letter of Credit Bank, or change Commitment Shares; provided that (i) such amendment does not, together with any simultaneous amendment to the Toggle Letter of Credit, decrease the Aggregate Letter of Credit Amount, and (ii) any new Letter of Credit Bank shall be listed on, or acting via confirming bank that is listed on, the “NAIC List of Qualified U.S. Financial Institutions” maintained by the securities valuation office of the National Association of Insurance Commissioners as issuers of letters of credit for which reinsurance reserve credit can be given. For the purposes of this Letter of Credit, “Aggregate Letter of Credit Amount” means (a) the aggregate amount of the Letter of Credit Amount hereunder and the “Letter of Credit Amount” (as defined in the Toggle Letter of Credit) under the Toggle Letter of Credit or (b) the aggregate of (i) the total liability of the Letter of Credit Banks in respect of the Letter of Credit Amount hereunder and the total liability of the “Letter of Credit Banks” (as defined in the Toggle Letter of Credit”) in respect of the Letter of Credit Amount (as defined in the Toggle Letter of Credit) under the Toggle Letter of Credit.

Exhibit C-1 - 2

This Letter of Credit may expire or be extended from time to time as provided in the immediately succeeding paragraph.
Unless the Several L/C Issuing Bank has notified you in writing prior to the sixtieth (60th) calendar day (or, in the event that one of the Letter of Credit Banks is not a qualified United States financial institution as defined in [insert applicable state law citation], the thirtieth (30th) calendar day) preceding the Expiration Date then in effect that the Letter of Credit Banks have elected not to extend this Letter of Credit, this Letter of Credit shall be automatically extended for a period of one year from the Expiration Date then in effect, but in no event beyond [July] [ ], 20293.
“Expiration Date” means [specify initial Expiration Date], or, if this Letter of Credit is extended from time to time as provided in the immediately preceding paragraph, the latest date to which this Letter of Credit is extended.
For the purpose hereof, “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York and London, England are authorized or required by law to close.
Notwithstanding anything to the contrary herein, the Several L/C Issuing Bank and the Letter of Credit Banks will not make payment under this Letter of Credit to any person who or entity that is listed on a United Nations, European Union, United States of America sanctions list or the sanctions list of any other jurisdiction to which each of the Several L/C Issuing Bank and the Letter of Credit Banks may be subject, nor to any person with whom each of the Several L/C Issuing Bank and the Letter of Credit Banks is prohibited from engaging in transactions under applicable anti-boycott, anti-terrorism or anti-money laundering laws.
This Letter of Credit is governed by and construed in accordance with the laws of the State of Delaware and the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce Publication No. 600 (UCP 600). In the event of any conflict, the laws of the State Delaware will control. If this Letter of Credit expires during an interruption of business as described in Article 36 of said UCP 600, the Letter of Credit Banks hereby specifically agree to effect payment if this Letter of Credit is drawn upon within 30 calendar days after the resumption of the Several L/C Issuing Bank’s business.
Except in the case of sight drafts presented under this Letter of Credit and the accompanying original of this Letter of Credit and any amendments, all notices provided for in this Letter of Credit shall be in writing and delivered by overnight courier service or certified mail, return receipt requested. All notices given hereunder shall be deemed to be given on the date of receipt.

Yours faithfully,
NATIONAL AUSTRALIA BANK LIMITED
As Several L/C Issuing Bank

By:____________________________________
Name:
Title:

By: _____________________________________
Name:
3 Date that is 5 BDs prior to the Final Termination Date to be inserted.

Exhibit C-1 - 3

Title:

Exhibit C-1 - 4

ANNEX A – SIGHT DRAFT
(Draft Issue Date) ….
(Draft Issue Place) …
Drawn under Standby Letter of Credit Number: [Insert details]         Dated: [ ]
Issued by: National Australia Bank Limited
Amount in Figures
(Amount Being Claimed in Figures)
AT SIGHT, PAY TO THE ORDER OF [full name of Beneficiary]
THE SUM OF_________________________________________________________
(The amount being claimed under the L/C expressed in words)
DRAWEE:
[Insert details of Bank]
DRAWER:
[Full name of Beneficiary]

____________________________________
Name:
Title:
Duly authorized

____________________________________
Name:
Title:
Duly authorized

Exhibit C-1 - 5

EXHIBIT C-2

[FORM OF LETTER OF CREDIT]

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER [ ]
NATIONAL AUSTRALIA BANK LIMITED, AS SEVERAL L/C ISSUING BANK

Effective Date: --------------------------------------------------
Beneficiary Name :-----------------------------------------------
Beneficiary Address:---------------------------------------------
For the account of [Insert relevant Borrower/Applicant Name], National Australia Bank Limited, in its capacity as administrative agent and attorney-in-fact for the Letter of Credit Banks (as defined below) (in such capacity, the “Several L/C Issuing Bank”) hereby issues this clean, irrevocable and unconditional letter of credit - number [****], on behalf of the issuing banks listed below (hereinafter referred to individually as a “Letter of Credit Bank” and collectively as the “Letter of Credit Banks”), in your favor as beneficiary (the “Beneficiary”) available on any Business Day for an aggregate amount of up to the maximum of US$ [******] effective as at the date set forth above and expiring at 4PM Eastern Standard Time at the office of National Australia Bank Limited as Several L/C Issuing Bank, located at The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin / Agency Services, Northern Hemisphere or such other office as the Several L/C Issuing Bank shall notify you in writing, on the Expiration Date (as defined below).
The maximum liability of each Letter of Credit Bank with respect to any demands for payment made hereunder shall be its Commitment Share listed below of the amount of such demand for payment, as follows:

Letter of Credit Bank	Commitment Share	Maximum share of Letter of Credit amount
National Australia Bank Limited	[***]%	US$[***]
[Lender]	[***]%	US$[***]
Total		US$[***]

Upon funds being made available to you by a Letter of Credit Bank of its Commitment Share of the amount specified in the relevant sight draft drawn on such Letter of Credit Bank hereunder, such Letter of Credit Bank shall be discharged of its obligations under this Letter of Credit with respect to such sight draft, such Letter of Credit Bank shall not be obligated thereafter to make any further payments under this Letter of Credit with respect to such sight draft, and the amount available to be drawn thereafter under this Letter of Credit from such Letter of Credit Bank shall be automatically and permanently reduced by an amount equal to its Commitment Share of the amount of such sight draft. The obligations of the Letter of Credit Banks hereunder are several and not joint and no Letter of Credit Bank shall be responsible or otherwise liable for

Exhibit C-2 - 1

the failure of any other Letter of Credit Bank to perform its obligations hereunder, nor shall the failure of any Letter of Credit Bank to perform its obligations under this Letter of Credit relieve any other Letter of Credit Bank of its obligations hereunder. National Australia Bank Limited, solely in its capacity as the Several L/C Issuing Bank, shall have no liability for the obligations of any Letter of Credit Bank hereunder.
Funds under this Letter of Credit are available to you, as the beneficiary (and any successor by operation of law), on or prior to the Expiration Date as then in effect against your sight draft(s), in the form set out in Annex A hereto, presented to the Several L/C Issuing Bank, purportedly signed by your duly authorized officer, bearing the clause “Drawn under Standby Letter of Credit number [****] dated [****].” Partial and multiple drawings are permitted. No document other than a sight draft need be presented in order for you to obtain funds. All drafts must be presented on any Business Day to the Several L/C Issuing Bank at (i) The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin / Agency Services, Northern Hemisphere, (ii) Level 19, 277 Park Avenue, New York, N.Y. 10172, Attention of Marie Healey or (iii) such other office as the Several L/C Issuing Bank shall notify you in writing, in one lot along with this original Letter of Credit and amendments hereto, if any.
This Letter of Credit sets forth in full the terms of the Letter of Credit Banks’ undertaking to you and, except as expressly set forth herein, is not subject to any agreement, conditions or qualifications outside of it. Such undertaking to you shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to, or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document or instrument. The Letter of Credit Banks’ obligations under this Letter of Credit are in no way contingent upon reimbursement of any drawing under this Letter of Credit.
This Letter of Credit may be amended by the Several L/C Issuing Bank without your consent to delete a Letter of Credit Bank, add a Letter of Credit Bank, or change Commitment Shares; provided that (i) such amendment does not decrease the Letter of Credit Amount or the aggregate liability of the Letter of Credit Banks in respect of the Letter of Credit Amount, and (ii) any new Letter of Credit Bank shall be listed on, or acting via confirming bank that is listed on, the “NAIC List of Qualified U.S. Financial Institutions” maintained by the securities valuation office of the National Association of Insurance Commissioners as issuers of letters of credit for which reinsurance reserve credit can be given.
This Letter of Credit may expire or be extended from time to time as provided in the immediately succeeding paragraph.
Unless the Several L/C Issuing Bank has notified you in writing prior to the sixtieth (60th) calendar day (or, in the event that one of the Letter of Credit Banks is not a qualified United States financial institution as defined in [insert applicable state law citation], the thirtieth (30th) calendar day) preceding the Expiration Date then in effect that the Letter of Credit Banks have elected not to extend this Letter of Credit, this Letter of Credit shall be automatically extended for a period of one year from the Expiration Date then in effect, , but in no event beyond [July] [ ], 20294.
“Expiration Date” means [specify initial Expiration Date], or, if this Letter of Credit is extended from time to time as provided in the immediately preceding paragraph, the latest date to which this Letter of Credit is extended.
For the purpose hereof, “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York and London, England are authorized or required by law to close.
Notwithstanding anything to the contrary herein, the Several L/C Issuing Bank and the Letter of Credit Banks will not make payment under this Letter of Credit to any person who or entity that is listed on a United Nations, European Union, United States of America sanctions list or the sanctions list of any other jurisdiction to which each of the Several L/C Issuing Bank and the Letter of Credit Banks may be subject,
4 Final Termination Date to be inserted.

Exhibit C-2 - 2

nor to any person with whom each of the Several L/C Issuing Bank and the Letter of Credit Banks is prohibited from engaging in transactions under applicable anti-boycott, anti-terrorism or anti-money laundering laws.
This Letter of Credit is governed by and construed in accordance with the laws of the State of Delaware and the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce Publication No. 600 (UCP 600). In the event of any conflict, the laws of the State Delaware will control. If this Letter of Credit expires during an interruption of business as described in Article 36 of said UCP 600, the Letter of Credit Banks hereby specifically agree to effect payment if this Letter of Credit is drawn upon within 30 calendar days after the resumption of the Several L/C Issuing Bank’s business.
Except in the case of sight drafts presented under this Letter of Credit and the accompanying original of this Letter of Credit and any amendments, all notices provided for in this Letter of Credit shall be in writing and delivered by overnight courier service or certified mail, return receipt requested. All notices given hereunder shall be deemed to be given on the date of receipt.

Yours faithfully,
NATIONAL AUSTRALIA BANK LIMITED
As Several L/C Issuing Bank

By:____________________________________
Name:
Title:

By: _____________________________________
Name:
Title:

Exhibit C-2 - 3

ANNEX A – SIGHT DRAFT
(Draft Issue Date) ….
(Draft Issue Place) …
Drawn under Standby Letter of Credit Number: [Insert details]         Dated: [ ]
Issued by: National Australia Bank Limited, NY Branch
Amount in Figures
(Amount Being Claimed in Figures)
AT SIGHT, PAY TO THE ORDER OF [full name of Beneficiary]
THE SUM OF_________________________________________________________
(The amount being claimed under the L/C expressed in words)
DRAWEE:
[Insert details of Bank]
DRAWER:
[Full name of Beneficiary]

____________________________________
Name:
Title:
Duly authorized

____________________________________
Name:
Title:
Duly authorized

Exhibit C-2 - 4

EXHIBIT D

[FORM OF CONFIRMING BANK AGREEMENT]

[Letterhead of Issuing Lender]

____________________, 20__
[Name of Confirming Bank]
[Address]
Ladies and Gentlemen:

Reference is made to (i) the Amended and Restated Letter of Credit Facility Agreement dated as of July 28, 2023 (as amended, restated, supplemented and otherwise modified and in effect on the date hereof, the “Credit Agreement”), among Cavello Bay Reinsurance Limited, the Guarantors party thereto, the Lenders party thereto, and National Australia Bank Limited, as Administrative Agent and Several L/C Issuing Bank for the Lenders, and (ii) the irrevocable and unconditional standby letter of credit number [•] issued by the Several L/C Issuing Bank on [•] (the “Applicable Letter of Credit”) to [•] (the “Beneficiary”). Terms defined in the Credit Agreement are used herein with the same meanings.
The undersigned is a Lender (the “Issuing Lender”) under the Credit Agreement but is not on the date hereof a bank listed on the most current “List of Qualified U.S. Financial Institutions” approved by the NAIC. Accordingly, in order to be an “NAIC Qualified Lender” for the purposes of the Credit Agreement, the undersigned hereby requests that you be a Confirming Bank with respect to the undersigned for the purposes of the Credit Agreement and the Applicable Letter of Credit, including the Issuing Lender.
By your signature below, you undertake that any draft drawn under and in strict compliance with the terms of the Applicable Letter of Credit issued by the Several L/C Issuing Bank on behalf of the Lenders, including the Issuing Lender, under the Credit Agreement will be duly honored by you, as to the Issuing Lender only, as if, and to the extent, you were the Issuing Lender under such Applicable Letter of Credit. [In connection with the foregoing, and not in limitation of the agreements set forth herein, the Issuing Lender hereby designates you as its agent for the receipt and payment of drafts drawn under the Applicable Letter of Credit for the purposes of 18-1000-1003 Del. Admin. Code § 12.7.1 or any similar applicable regulation or statute that may require such a formal designation]5. Notwithstanding the foregoing, your liability under the Applicable Letter of Credit issued under the Credit Agreement shall be limited to an amount (the “Liability Limit”) equal to the share of the Commitment of the undersigned under the Credit Agreement in effect on the date hereof represented by the Applicable Letter of Credit (an amount equal to $_________), as such Liability Limit may be increased after the date hereof with your prior written consent by reason of an increase in the Commitment of the undersigned under the Credit Agreement. In addition, you hereby irrevocably appoint and designate the Several L/C Issuing Bank as your attorney-in-fact, acting through any duly authorized officer of National Australia Bank Limited, to execute and deliver, at any time prior to the Commitment Termination Date in effect on the date of this letter agreement, in your name and on your behalf the Applicable Letter of Credit to be confirmed by you in accordance herewith and with the Credit Agreement. You agree that, promptly upon the request of the Several L/C Issuing Bank, you will furnish to the Several L/C Issuing Bank such powers of attorney or other evi
5 To be included if the beneficiary of the Letter of Credit is organized in Delaware.

Exhibit D - 1

dence as any beneficiary of the Applicable Letter of Credit may reasonably request in order to demonstrate that the Several L/C Issuing Bank has the power to act as attorney-in-fact for you in connection with the execution and delivery of such Applicable Letter of Credit. You further agree that, pursuant to Section 2.16(a) of the Credit Agreement, the Several L/C Issuing Bank may amend the Applicable Letter of Credit to add your name to the face of the Applicable Letter of Credit
In consideration of the foregoing, the undersigned agrees that if you shall make any L/C Disbursement in respect of the Applicable Letter of Credit, regardless of the identity of the applicant or beneficiary of the Applicable Letter of Credit, the undersigned shall reimburse you by paying to you an amount equal to the amount of the L/C Disbursement made by you, such payment to be made not later than noon, New York City time, on (i) the Business Day that the undersigned receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the undersigned receives such notice, if such notice is received on a day which is not a Business Day or is not received prior to 10:00 a.m., New York City time, on a Business Day. The undersigned's obligations to reimburse you as provided in the foregoing sentence shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this letter agreement under any and all circumstances whatsoever, and irrespective of any event or circumstance of the type described in Section 2.02(a) of the Credit Agreement (or of any analogous event or circumstance relating to the undersigned).
If any L/C Disbursement is made by you, then, unless the undersigned shall reimburse the amount of such L/C Disbursement to you in full on the date such L/C Disbursement is made by you, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date of reimbursement, at the rate per annum equal to (i) the Federal Funds Rate to but excluding the date four Business Days after such L/C Disbursement and (ii) from and including the date four Business Days after such L/C Disbursement, 2% plus the Federal Funds Rate.
This letter agreement shall be governed by and construed in accordance with the law of the State of New York.
Please indicate your acceptance of the foregoing terms and conditions by signing the three enclosed copies of this letter agreement and returning (a) one such signed copy to the undersigned at the address indicated above, (b) one such signed copy to the Several L/C Issuing Bank at National Australia Bank Limited, at The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin /Agency Services, Northern Hemisphere; Email: lendingadminlon@eu.nabgroup.com / melisha.hughes@eu.nabgroup.com and (c) one such signed copy to the Company at its address specified in Section 10.01 of the Credit Agreement.
[NAME OF ISSUING LENDER]

By____________________________
Title:

Exhibit D - 2

AGREED AS AFORESAID:

[NAME OF CONFIRMING BANK]

By___________________________
Name:
Title:

Exhibit D - 3

EXHIBIT E

[FORM OF LETTER OF CREDIT REQUEST]

CAVELLO BAY REINSURANCE LIMITED

From:    Cavello Bay Reinsurance Limited

To:         National Australia Bank Limited
        as Administrative Agent

        National Australia Bank Limited
        as Several L/C Issuing Bank

        in each case, under the Letter of Credit Facility Agreement (as defined below)

Date:

Request for Letter of Credit

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Letter of Credit Facility Agreement dated as of July 28, 2023 among Cavello Bay Reinsurance Limited, as Borrower, Enstar Group Limited, Kenmare Holdings Ltd. Enstar (US Asia-Pac) Holdings Limited, and Enstar Holdings (US) LLC as Guarantors, the lenders party thereto and National Australia Bank Limited as Administrative Agent and Several L/C Issuing Bank (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Facility Agreement”). Terms used herein and not otherwise defined shall have the meaning assigned thereto in the Facility Agreement. The undersigned hereby gives you irrevocable notice, pursuant to Section 2.01(b), of the following:

1. The undersigned hereby requests the issuance of a Letter of Credit in the amount of [] (the “Letter of Credit”) in the form of Exhibit A attached hereto.

2. The date of issuance of the Letter of Credit shall be [] and the expiration date of the letter of credit shall be [].

3. The applicant named on the Letter of Credit is [Cavello Bay Reinsurance Limited][[name], which is an Eligible Affiliate].

4. The beneficiary of the requested Letter of Credit shall be [name] at [address].

5. The Letter if Credit shall be a [Tranche A Letter of Credit][Tranche B Letter of Credit].

6. Set out below is a description of the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit:
__________________________________________________________
__________________________________________________________
__________________________________________________________

7. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of issuance of the Letter of Credit requested hereunder, before and after giving effect thereto: (a) no Default or Event of Default has occurred and is continuing or will result from the issuance of the Letter of Credit requested hereunder or from the application of proceeds thereof, and (b) the representations and warranties of each Credit Party contained in each Credit Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date hereof and the date of the issuance of the Letter of Credit as requested hereunder (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).

Exhibit E - 1

8. The Letter of Credit shall be delivered to the beneficiary listed above as follows:
__________________________________________________________
__________________________________________________________
__________________________________________________________

9. The Letter of Credit requested herein complies with the Facility Agreement and we confirm that each condition specified in Section 4.02 of the Facility Agreement is satisfied on the date of this request for letter of credit.

[SIGNATURE PAGE TO FOLLOW]

Exhibit E - 2

CAVELLO BAY REINSURANCE LIMITED

By:______________________
Name:____________________
Title:_____________________

Exhibit E - 1

Exhibit A Form of Letter of Credit Requested

Exhibit E - 2